UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A INFORMATION
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U.S. Physical Therapy, Inc.
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U. S. PHYSICAL THERAPY, INC.

NOTICE OF 2008 ANNUAL MEETING OF STOCKHOLDERS

DATE:     Tuesday, May 20, 2008

TIME:     9:00 a.m. (CT)

PLACE:   1300 West Sam Houston Parkway South, Suite 300, Houston, Texas 77042

MATTERS TO BE ACTED ON:

1. Election of eleven directors to serve until the next annual meeting of stockholders.

2. Approval of the Amended and Restated 1999 Employee Stock Option Plan (“Amended 1999 Plan”), which amends and restates the current Amended and Restated 1999 Employee Stock Option Plan (“1999 Plan”) to: (i) increase the number of shares of common stock authorized for issuance under the Amended 1999 Plan from 300,000 to 600,000, (ii) include directors as well as employees as eligible to participate in the Amended 1999 Plan, and (iii) provide for such other changes required or desirable by recent changes under applicable law and accounting rules.

3. Ratification of the appointment of Grant Thornton LLP as our independent registered public accounting firm for 2008.

4. Consideration of any other matters that may properly come before the meeting or any adjournments.

YOUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE IN FAVOR OF THE ELECTION OF EACH OF THE ELEVEN NOMINEES FOR DIRECTOR, IN FAVOR OF THE AMENDED 1999 PLAN, AND THE RATIFICATION OF THE APPOINTMENT OF GRANT THORNTON LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

Your Board of Directors has set Tuesday, April 8, 2008, as the Record Date for the Annual Meeting to be held on May 20, 2008 (“Annual Meeting”). Only holders of our common stock of record on that date will be entitled to notice of and to attend and vote at the Annual Meeting or any adjournments. A complete list of stockholders will be available for examination at the Annual Meeting and at our offices at 1300 West Sam Houston Parkway South, Suite 300, Houston, Texas 77042, for a period of ten days prior to the Annual Meeting.

You are cordially invited to join us at the Annual Meeting. However, to insure your representation at the Annual Meeting, we request that you return your signed proxy card at your earliest convenience, whether or not you plan to attend the Annual Meeting. Your proxy card will be returned to you if you are present at the Annual Meeting and request its return.

By Order of the Board of Directors,

Janna King, Corporate Secretary

April 17, 2008

ITEM 1 -- ELECTION OF DIRECTORS
CORPORATE GOVERNANCE AND BOARD MATTERS
Director Compensation Table
Stock Owned by Directors, Nominees and Executive Officers
Stock Held by Principal Beneficial Holders
EXECUTIVE OFFICERS
COMPENSATION DISCUSSION AND ANALYSIS
Executive Compensation
Summary Compensation
Summary Compensation Table
COMPENSATION COMMITTEE REPORT
ITEM 2 -- APPROVAL OF THE AMENDED 1999 PLAN
THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR APPROVAL OF THE AMENDED 1999 PLAN.
ITEM 3 RATIFICATION OF THE APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
INDEPENDENT PUBLIC ACCOUNTANTS
DEADLINE FOR SUBMISSION OF STOCKHOLDER PROPOSALS TO BE
PRESENTED AT THE 2009 ANNUAL MEETING OF STOCKHOLDERS
OTHER MATTERS
Appendix A U.S. PHYSICAL THERAPY, INC.

U.S. PHYSICAL THERAPY, INC.
1300 West Sam Houston Parkway South, Suite 300
Houston, Texas 77042
(713) 297-7000

PROXY STATEMENT
ANNUAL MEETING OF STOCKHOLDERS
MAY 20, 2008

Annual Meeting:

Date:  Tuesday, May 20, 2008

Time:  9:00 a.m. (CT)

Place   1300 West Sam Houston Parkway South, Suite 300, Houston, Texas 77042

Agenda:

Election of eleven director nominees.

Approval of the Amended 1999 Plan.

Ratification of the appointment of Grant Thornton LLP as our independent registered public accounting firm for 2008.

Who Can Vote:

All holders of record of our common stock at the close of business on April 8, 2008 are entitled to vote at the Annual Meeting. Holders of our common stock are entitled to one vote per share.

Proxies Solicited By:

Your vote and proxy are being solicited by our Board of Directors for use at the Annual Meeting. This Proxy Statement and the enclosed proxy card are being mailed on behalf of our Board of Directors on or about April 17, 2008 to all of our stockholders (any reference to shareholders and or stockholders shall denote and be referred to as stockholders) of record as of the close of business on the Record Date, Tuesday, April 8, 2008.

Your presence at the Annual Meeting will not automatically revoke your proxy. You may, however, revoke your proxy at any time prior to its exercise by delivering to us another proxy bearing a later date, by attending the Annual Meeting and voting in person, or by filing a written notice of revocation before the Annual Meeting with Janna King, our Corporate Secretary, at our principal executive offices, 1300 West Sam Houston Parkway South, Suite 300, Houston, Texas 77042. If you receive multiple proxy cards, this indicates that your shares are held in more than one account, such as two brokerage accounts, or are registered in different names. You should vote each of the proxy cards received to ensure that all of your shares are voted.

Proxies:

Properly executed but unmarked proxies will be voted FOR the election of our eleven director nominees, FOR the approval of the Amended 1999 Plan and FOR the ratification of the appointment of Grant Thornton LLP as our independent registered public accounting firm for 2008. If you “withhold” your vote for any of the nominees, this will be counted as a vote AGAINST that nominee. If any other matters are properly brought before the Annual Meeting, the persons named in the proxy will vote your shares as directed by a majority of the Board of Directors.

Quorum:

Only shares of our common stock can be voted, with each share entitling its owner to one vote on all matters. The close of business on Tuesday, April 8, 2008, (“Record Date”) was fixed by the Board of Directors as the Record Date for determination of stockholders entitled to vote at the meeting. The number of shares of our common stock outstanding on the Record Date was 11,857,818. The presence, in person or by proxy, of at least a majority of the shares is necessary to constitute a quorum at our Annual Meeting. Abstentions will be treated as present for determining a quorum at the Annual Meeting. If a broker holding your shares in “street” name indicates to us on a proxy card that the broker lacks discretionary authority to vote your shares for all matters at the meeting, we will not consider your shares as present or entitled to vote for any purpose. There is no cumulative voting in the election of directors and, as required by Nevada law, the directors will be elected by a plurality of the votes cast at the Annual Meeting.

Cost of Proxy Solicitation:

We will bear the cost of soliciting proxies. Some of our directors, officers and regular employees may solicit proxies personally or by telephone. Proxy materials will also be furnished without cost to brokers and other nominees to forward to the beneficial owners of shares held in their names.

Questions and Additional Information:

You may call our President and Chief Executive Officer, Christopher J. Reading, our Chief Financial Officer, Lawrance W. McAfee, or email us at investorrelations@usph.com if you have any questions. A copy of our Annual Report on Form 10-K for the year ended December 31, 2007 accompanies this Proxy Statement. We have filed an Annual Report on Form 10-K for the year ended December 31, 2007 (the “Form 10-K”) with the Securities and Exchange Commission (the “SEC”). You may obtain additional copies of the Form 10-K by downloading it from our website at www.usph.com, by writing to U.S. Physical Therapy, Inc., 1300 West Sam Houston Parkway South, Suite 300, Houston, Texas 77042, Attention: Janna King, Corporate Secretary or by emailing us at investorrelations@usph.com.

PLEASE VOTE — YOUR VOTE IS IMPORTANT

ITEM 1 — ELECTION OF DIRECTORS

The accompanying proxy, unless marked to the contrary, will be voted in favor of the election of Daniel C. Arnold, Christopher J. Reading, Lawrance W. McAfee, Mark J. Brookner, Bruce D. Broussard, Dr. Bernard A. Harris, Jr., Marlin W. Johnston, J. Livingston Kosberg, Jerald L. Pullins, Regg E. Swanson and Clayton K. Trier. The Governance and Nominating Committee, which consists solely of directors that are independent under the applicable NASDAQ Listing Standards, recommended the eleven directors to the Board of Directors. Based on that recommendation, the Board nominated such directors for election at the Annual Meeting.

The Board of Directors has determined that Messrs. Arnold, Broussard, Johnston, Pullins, Trier and Dr. Harris are considered independent under the applicable NASDAQ Listing Standards. Messrs. McAfee and Reading, who are officers of the Company, and Swanson who is an employee, and Messrs. Brookner and Kosberg, who have been within the last fiscal year, consultants to the Company, former employees and founders, are not considered independent under the applicable NASDAQ Listing Standards. The nominees for director are:

		Director
Nominees:	Age	Since	Position(s) Held

Daniel C. Arnold	78	1992	Chairman of the Board
Christopher J. Reading	44	2004	President, Chief Executive Officer and Director
Lawrance W. McAfee	53	2004	Executive Vice President, Chief Financial Officer and Director
Mark J. Brookner	63	1990	Vice Chairman of the Board and Director
Bruce D. Broussard	45	1999	Director
Dr. Bernard A. Harris, Jr	51	2005	Director
Marlin W. Johnston	76	1992	Director
J. Livingston Kosberg	71	2004	Director
Jerald L. Pullins	66	2003	Director
Regg E. Swanson*	54	2007	Director
Clayton K. Trier	56	2005	Director

*	Mr. Swanson was appointed to the Board of Directors effective September 6, 2007. His appointment was in connection with the Company’s purchase of a majority interest in STAR Physical Therapy, LP.

Director Biographies:

Daniel C. Arnold was named our Chairman of the Board on July 6, 2004. Mr. Arnold is a private investor engaged primarily in managing his personal investments. He previously served as Chairman of the Board of Trustees of the Baylor College of Medicine. He is currently serving only on the Board of U.S. Physical Therapy, Inc.

Christopher J. Reading was promoted to President and Chief Executive Officer and elected to our Board of Directors effective November 1, 2004. Prior to 2004, Mr. Reading served as our Chief Operating Officer since joining us in 2003. From 1990 to 2003, Mr. Reading served in various executive and management positions with HealthSouth Corporation where most recently he was Senior Vice President of Operations responsible for over 200 facilities located in 10 states. Mr. Reading is a physical therapist.

Lawrance W. McAfee was promoted to Executive Vice President and elected to our Board of Directors effective November 1, 2004. Mr. McAfee also serves as our Chief Financial Officer, a position he has held since joining us in 2003. Mr. McAfee’s experience includes having served as Chief Financial Officer of three public companies and President of two private companies. From 2002 to 2003, he served as President and Chief Financial Officer of SAT Corporation, a software company.

Mark J. Brookner has served as our Vice Chairman of the Board since August 1998. Mr. Brookner is currently a private investor. He served as our Chief Financial Officer from 1992 to 1998 and as our Secretary and Treasurer during portions of that period.

Bruce D. Broussard has served on our Board since 1999. As of 2008, Mr. Broussard serves as CEO and President of U.S. Oncology, Inc., a cancer-care services company formerly listed on The Nasdaq Stock Market. From 2005 to 2008, he served as President of U.S. Oncology and from 2000 to 2005 he was the Chief Financial Officer of U.S. Oncology, Inc. From 1997 to 2000, Mr. Broussard was the Chief Executive Officer of HarborDental Properties, a dental development company specializing in free-standing upscale dedicated dental buildings. Mr. Broussard served as the Chief Financial Officer for Regency Health Services, Inc., a national chain of nursing homes and provider of long-term health services formerly listed on the New York Stock Exchange, from 1996 to 1997 and as a Director and Chief Financial Officer for Sun Health Care Group, a health care provider, from 1993 to 1996.

Dr. Bernard A. Harris joined our Board on August 23, 2005. From 2001, Dr. Harris has been President and Chief Executive Officer of Vesalius Ventures, a venture capital firm that invests in early stage medical informatics and technology. From 2006, Dr. Harris has served as a Class III director of Sterling Bancshares, Inc., a bank holding company. From 1996 to 2001, he served as Chief Medical Officer and Vice President for Space Hab, an aerospace company. Dr. Harris is a former astronaut, having completed two space shuttle missions. He completed his residency in Internal Medicine at the Mayo Clinic and trained as a flight surgeon at the Aerospace School of Medicine at Brooks Air Force Base.

Marlin W. Johnston has served on our Board since 1992. Mr. Johnston has been a management consultant with Tonn & Associates, a management consulting firm, since 1993. During 1992 and 1993, Mr. Johnston served as a management consultant to the Texas Department of Health and the Texas Department of Protective and Regulatory Services.

J. Livingston Kosberg rejoined our Board of Directors on July 6, 2004 and served as our interim Chief Executive Officer in 2004. Mr. Kosberg previously served as our Chief Executive Officer from 1992 to 1995 and as our Chairman of the Board from 1992 to 2001. Mr. Kosberg has been involved in a variety of industries, including healthcare, finance and construction and currently serves as an advisor to several investment funds.

Jerald L. Pullins has served on our Board since 2003.  He is currently engaged in managing personal investments and as of 2007 Mr. Pullins serves as Chairman of the Board of Pet Partners, LLC and as of 2008 serves as founder and CEO of SeniorCare Homes, LLC. From 2002 to 2006, Mr. Pullins was President and Chief Executive Officer of Voyager Hospice Care, Inc., a private enterprise involved in the acquisition, development and operation of hospice and palliative care facilities. From 1991 to 2002, he was employed by Service Corporation International, a provider of funeral, cemetery and related services listed on the New York Stock Exchange, in various capacities including: President and Chief Operating Officer (1998-2002); Executive Vice President-International Operations (1994-1998); and Senior Vice President-Corporate Development (1991-1994). Prior to 1991, for seven years he served as President and Chief Executive Officer of The Sentinel Group, Inc., a private company which owned and operated funeral, cemetery, insurance and related businesses.

Regg E. Swanson joined our Board on September 6, 2007. Mr. Swanson is Managing Director of STAR Physical Therapy, LP, a subsidiary of the Company. Mr. Swanson is founder of STAR Physical Therapy, LLC, and from 1997 to 2007, was its president and managing member. He is a licensed physical therapist and has been involved with sports medicine and physical therapy for over 25 years.

Clayton K. Trier joined our Board on February 23, 2005. Mr. Trier is a private investor. He was a founder and former Chairman and Chief Executive Officer of U.S. Delivery Systems, Inc., which developed the first national network providing same-day delivery service, from 1993 to 1997. Before it was acquired in 1996, U.S. Delivery was listed for two years on the New York Stock Exchange. Mr. Trier currently serves on the board of Creative Master (Bermuda) Ltd, a public company listed on the Singapore Stock Exchange, and serves as the non-executive Chairman of the Board of The Orchard Enterprises, Inc., a public company listed on the Nasdaq Global Market.

The persons named on the proxy card will vote FOR all of the nominees for director listed above unless you withhold authority to vote for one or more of the nominees. As required by Nevada law, nominees will be elected by a plurality of the votes cast at the Annual Meeting. Abstentions and broker non-votes will not be treated as a vote for or against any particular nominee and will not affect the outcome of the election of directors. Continental Stock Transfer & Trust Co. will tabulate the votes cast by proxy or in person at the Annual Meeting.

All of our nominees have consented to serve as directors. Our Board has no reason to believe that any of the nominees will be unable to act as a director. However, if any director is unable to serve, the Board will designate a substitute. If a substitute nominee is named, the persons named on the proxy card will vote FOR the election of the substitute nominee.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS

VOTE FOR THE ELECTION OF THE ELEVEN NOMINEES FOR DIRECTOR
NAMED IN THE PROXY STATEMENT.

CORPORATE GOVERNANCE AND BOARD MATTERS

Independent Directors

After the upcoming Annual Meeting, the Board will consist of eleven directors, six of whom the Board has affirmatively determined have no relationship with the Company or its subsidiaries which would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and are independent, as defined in the applicable NASDAQ Listing Standards. See Item 1. Election of Directors. Specifically, the Board determined that the six members of the Board are determined to be independent as defined in Rule 4200 of the NASDAQ Marketplace Rules, and independent as defined in Rule 10A-3(b)(1) under the Exchange Act.

Attendance at Board Meetings and Board Committees

The Board of Directors conducts its business through its meetings and through meetings of certain committees of the Board of Directors. All committees act for the Company. The Board of Directors is comprised of a majority of independent directors as required by the applicable NASDAQ Listing Standards.

The Board has standing committees as follows: (i) Governance and Nominating, (ii) Corporate Compliance (sub-committee of the Audit Committee), (iii) Compensation, and (iv) Audit Committees. During 2007, the Board of Directors met 5 times, the Governance and Nominating Committee met 3 times, the Corporate Compliance Committee met 4 times, the Compensation Committee met 3 times and the Audit Committee met 9 times. Each of our directors attended at least 75% of the aggregate meetings of the Board of Directors and the committees on which he served. These committees are constituted as follows:

Governance and Nominating Committee

The Governance and Nominating Committee currently consists of Messrs. Arnold (Chairman), Broussard and Trier, all of whom are independent, as defined in the applicable NASDAQ Listing Standards. The function of the Governance and Nominating Committee is to select, screen and recommend to the full Board nominees for election as directors, including any nominees proposed by stockholders who have complied with the procedures described below. The Governance and Nominating Committee also has ongoing responsibility for oversight review of Board performance, ensuring individual Board member’s continuing commitment to the Board and the Company’s goals and objectives. Additional functions include regularly assessing the appropriate size of the Board, and whether any vacancies on the Board are expected due to retirement or otherwise. In the event that vacancies are anticipated, or otherwise arise, the Governance and Nominating Committee will consider various potential candidates for director. Candidates may come to the attention of the Governance and Nominating Committee through current Board members, stockholders, or other persons. The Governance and Nominating Committee may also hire third parties to identify, evaluate, or to assist in identifying or evaluating, potential nominees should it be determined necessary. The Governance and Nominating Committee is required to meet twice a year and operates under a written charter, a copy of which is available on our website at www.usph.com.

Nomination Criteria.  In its consideration of Board candidates, the Governance and Nominating Committee considers the following criteria: the candidate’s general understanding of health care sector, marketing, finance and other disciplines relevant to the success of a publicly-traded company; strategic business contacts and regard or reputation in the community, industry and civic affairs; financial, regulatory and business experience; integrity, honesty and reputation; diversity, size of the Board of Directors and regulatory obligations. In the case of incumbent directors whose terms of office are set to expire, the Governance and Nominating Committee reviews each such director’s overall service to the Company during said director’s terms, including the number of meetings attended, level of participation, quality of performance, and whether the director continues to meet the independence standards set forth in the applicable SEC rules and regulations and the applicable NASDAQ Listing Standards. In the case of new director candidates, the questions of independence and financial expertise are important to determine what roles can be performed by the candidate, and the Governance and Nominating Committee determines whether the candidate meets the independence standards set forth in the SEC rules and regulations and the applicable NASDAQ Listing Standards, and the level of the candidate’s financial expertise. Candidates are first screened by the Governance and Nominating Committee, and if approved by the Governance and Nominating Committee, then they are screened by other members of the Board. The full Board approves the final nomination(s) based on recommendations from the Governance and Nominating Committee. The Chairman of the Board, acting on behalf of the full Board, will extend the formal invitation to become a nominee of the Board of Directors. Qualified candidates for membership on the Board will be considered without regard to race, color, religion, sex, ancestry, national origin or disability.

Stockholder Nomination Procedures.  The Governance and Nominating Committee will consider director candidates recommended by the stockholders. Generally, for a stockholder of the Company to make a nomination, he or she must give written notice to our Corporate Secretary so that such notice is received at least 120 calendar days prior to the first anniversary of the date the Company’s proxy statement is sent to the stockholders in connection with the previous year’s annual meeting of stockholders. If no annual meeting of stockholders was held in the previous year (or if the date of the annual meeting of stockholders was changed by more than 30 calendar days from the date of the previous year’s annual meeting), the notice must be received by the Company at least 150 calendar days prior to the date of the last annual meeting held. The stockholder’s notice must set forth as to each nominee: (i) the name, age, business address and residence address of such nominee, (ii) the principal occupation or employment of such nominee, (iii) the number of shares of our common stock which are beneficially owned by such nominee, and (iv) any other information relating to such nominee that may be required under federal securities laws to be disclosed in solicitations of proxies for the election of directors (including the written consent of the person being recommended as a director candidate to being named in the proxy statement as a nominee and to serve as a director if elected). The stockholder’s notice must also set forth as to the stockholder giving notice: (i) the name and address of such stockholder, and (ii) the number of shares of our common stock which are beneficially owned by such stockholder.

If the information supplied by the stockholder is deficient in any material aspect or if the foregoing procedure is not followed, the chairman of the applicable annual meeting may determine that such stockholder’s nomination should not be brought before the meeting and that such nominee shall not be eligible for election as a director of the Company. The Governance and Nominating Committee will not alter the manner in which it evaluates candidates, including the minimum criteria set forth above, based on whether or not the candidate was recommended by a stockholder.

Corporate Compliance Committee

The Corporate Compliance Committee is a sub-committee of the Audit Committee, and consists of three independent directors (the “Compliance Committee”). The three independent director members of this Compliance Committee are Messrs. Johnston (Chairman) and Pullins, and Dr. Harris. The Compliance Committee has general oversight of our Company’s compliance with the legal and regulatory requirements regarding healthcare operations. The Chairman of the Compliance Committee is provided with information regarding calls received on the Company’s compliance hotline and reports findings to the Compliance Committee. The Compliance Committee relies on the expertise and knowledge of management, especially our Compliance Officer (“CO”) and other compliance, management, operations and/or legal personnel. The CO is in ongoing contact with the Chairman of the Compliance Committee. The Compliance Committee meets at least two times a year or more frequently as necessary to carry out its responsibilities and reports periodically to the Board of Directors regarding its actions and recommendations. The Compliance Committee reviews and assesses the activities and findings of clinic internal audits, reviews reports of material noncompliance and reviews and approves corrective actions proposed by management.

Compensation Committee

The current members of the Compensation Committee are Messrs. Arnold (Chairman), Broussard, and Trier all of whom are independent, as defined in the applicable NASDAQ Listing Standards. As more fully described in the Compensation Committee Charter, which can be found in our website at www.usph.com, the Compensation Committee is responsible, among other things, to:

•	establish goals and objectives relevant to incentive compensation awards (annual and long-term) for the Chief Executive Officer and other senior executive officers of the Company;

•	evaluate the Chief Executive Officer’s and other senior executive officers’ performance and the overall corporate performance in light of these goals and objectives and approve any incentive compensation for such executives;

•	determine any periodic adjustments to be made in the Chief Executive Officer’s and other senior executive officers’ base salary level based on the Committee’s evaluation thereof;

•	for officers and key employees of the Company other than the senior executives, review the proposed salary levels and annual adjustments thereto and the incentive compensation plans formulated by senior management and the annual bonus payments to be made thereunder, and provide input and advice to senior management with respect to these compensation decisions;

•	approve all executive perquisites and any special benefit plans to be made available to senior executive officers;

•	advise on compensation of members of the Board;

•	administer the Company’s equity compensation plans and approve grants to executive officers, employees and directors under such plans;

•	review a draft of the Compensation Discussion and Analysis report to be included in the Company’s annual proxy statement as required by the rules of the Securities and Exchange Commission and recommend to the Board of Directors whether such Compensation Discussion and Analysis should be included in the annual proxy statement; and

•	annually review the Committee’s performance of its responsibilities and duties and review and reassess the adequacy of this Charter and recommend to the Board of Directors any necessary revisions/improvements to this Charter that the Compensation Committee considers appropriate.

The Compensation Committee may delegate its responsibilities to subcommittees of one or more directors. The Compensation Committee meets at least two times a year or more frequently as necessary to carry out its responsibilities. The chief executive officer is not permitted to be present during any deliberations or voting with respect to his or her compensation. The Compensation Committee’s processes and procedures for determining executive compensation are described below under “Compensation Discussion and Analysis.”

Audit Committee

The Audit Committee currently consists of Messrs. Johnston (Chairman), Pullins and Trier, and Dr. Harris. Our Board of Directors has determined that Mr. Trier and Mr. Pullins are “audit committee financial experts” under the rules of the SEC. As more fully described in the Audit Committee Charter, which can be found on our website, www.usph.com, the Audit Committee is responsible for, among other things:

•	overseeing our financial reporting processes, including the quarterly reviews and annual audits of our financial statements by the independent auditors;

•	the appointment, compensation, retention and oversight of the work of the independent auditors;

•	pre-approving audit and permitted non-audit services, and related fees and terms of engagement, provided by the independent auditors; and

•	reviewing with management and independent auditors issues relating to disclosure controls and procedures and internal control over financial reporting.

The Audit Committee Charter requires that the Audit Committee consist of at least three independent members of our Board. Each member of the Audit Committee is independent, as defined in the applicable NASDAQ Listing Standards and the rules of the SEC.

Codes of Conduct and Procedures Regarding Related Party Transactions

Our Board has approved and we have adopted a Code of Business Conduct and Ethics for our officers and all employees. We also have an additional Code of Business Conduct and Ethics which is applicable to our directors (hereinafter referred to as “Code” and hereinafter collectively “Codes”). The Codes are available on our website at www.usph.com. Our Board, or a committee of its independent members, is responsible for reviewing and approving or rejecting any requested waivers to the Codes, as such waivers may apply to our directors and officers. Any waivers of these Codes for directors, officers and employees will be disclosed in a Form 8-K filed with the SEC, which will be available on the SEC’s website at www.sec.gov. The Code applicable to directors requires each director to disclose to the Board any interest he or she may have in a potential transaction, arrangement or agreement to which the Company is or will be a party, and refrain from participating directly or indirectly in the transaction unless the Board approves such participation with all interested directors abstaining from the consideration and deliberation of, and any votes concerning, such matter. The Company is considering Procedures Regarding Related Party Transactions the adoption of a standalone Policy Statement regarding Related Person Transactions.

Certain Relationships and Related Transactions

The charter of the Audit Committee requires that the Audit Committee review and approve all insider and affiliated party transactions. The Audit Committee did not consider any insider or affiliated party transaction in 2007.

Our Board has further approved and we have adopted an additional Code of Business Conduct and Ethics, applicable to our Chief Executive Officer, Chief Financial Officer and senior financial officers, relating to dealings with our auditors and the preparation of our financial statements and other disclosures made to the public under SEC rules and regulations. This CEO, CFO and Senior Financial Officer Code is available on our website at www.usph.com. The Board, or a committee of its independent members, is responsible for reviewing and approving or rejecting any requested waivers from and amendments to this CEO, CFO and Senior Financial Officer Code. Neither the Board, nor a committee of its independent members received any requests for waivers or amendments to the CEO, CFO and Senior Officer Code, and none were granted. Any waivers from and amendments to will be disclosed in a Form 8-K filed with the SEC, which will be available on the SEC’s website at www.sec.gov. The CEO, CFO, Senior Financial Officer Code requires the officers to disclose directly to the Audit Committee any conflicts of interest, including any material transaction or relationship involving a potential conflict of interest.

Communications with the Board of Directors and Attendance at Annual Meeting.

The Board of Directors maintains an informal process for stockholders to communicate with the Board of Directors. Stockholders wishing to communicate with the Board of Directors should send any communication to Janna King, our Corporate Secretary, at our principal executive offices, 1300 West Sam Houston Parkway South, Suite 300, Houston, Texas 77042. Any such communication must state the number of shares beneficially owned by the stockholder making the communication. The Corporate Secretary will forward such communication to the full Board of Directors or to any individual director or directors to whom the communication is directed unless the communication is unduly hostile, threatening, illegal or similarly inappropriate, in which case the Corporate Secretary has the authority to discard the communication or take appropriate legal action regarding the communication.

Although the Company does not have a formal policy requiring them to do so, all of the members of our Board of Directors are encouraged to attend our annual meeting of stockholders. At the 2007 annual meeting, nine of the ten directors were in attendance.

Compensation of Directors

For 2007, each of our non-employee directors received $7,500 per quarter (“Retainer Fee”) for serving as a member of our Board of Directors, with the exception of Mr. Brookner who is compensated by us pursuant to a consulting agreement as described below. Non-employee directors are paid $500 for each committee meeting attended in person or telephonically (hereinafter referred to as “Meeting Fees”). The Chairman of the Audit Committee and Compliance Committee is paid a $5,000 annual fee and the Chairman of the Board is paid a $20,000 annual chairman fee (hereinafter all referred to as “Chairman Fees”). Directors are also reimbursed for their out-of-pocket travel and related expenses incurred in attending Board and committee meetings. Directors who are also our employees or consultants are not compensated separately for serving on our Board.

In 2007, Mr. Brookner received $43,753 in compensation for serving as a consultant. Mr. Brookner’s consulting arrangements is described below in the section entitled “Employment and Consulting Agreements.”

Director Compensation Table

The following table discloses the cash, equity awards and other compensation earned, paid or awarded, as the case may be, to each of the Company’s non-employee directors during the fiscal year ended December 31, 2007.

					Change in
					Pension
					Value and
	Fees				Nonqualified
	Earned			Non-Equity	Deferred
	or Paid	Stock	Option	Incentive plan	Compensation	All Other
Name	in Cash(1)	Awards(2)	Awards	compensation	Earnings	Compensation	Total

Daniel C. Arnold	$51,000	$22,391	$—	$—	$—	$—	$73,391
Mark J. Brookner(3)	$—	$22,391	$—	$—	$—	$43,753	$66,144
Bruce D. Broussard	$31,000	$22,391	$—	$—	$—	$—	$53,391
Dr. Bernard A. Harris, Jr	$33,500	$22,391	$—	$—	$—	$—	$55,891
Marlin W. Johnston	$38,500	$22,391	$—	$—	$—	$—	$60,891
J. Livingston Kosberg	$30,500	$22,391	$—	$—	$—	$—	$52,891
Jerald L. Pullins	$33,500	$22,391	$—	$—	$—	$—	$55,891
Regg E. Swanson(4)	$—	$—	$—	$—	$3,375	$66,153	$69,528
Clayton K. Trier	$33,500	$22,391	$—	$—	$—	$—	$55,891

(1)	Includes Retainer Fees, Chairman Fees and Meeting Fees.

(2)	The amount shown represents the compensation expense related to restricted stock awards included in the Company’s financial statements for fiscal year 2007 per FAS 123 (R) adjusted to reflect actual rather than estimated forfeitures for awards with service- based conditions. Actual forfeitures were insignificant. Compensation expense for the grants of restricted stock awards is recognized based on the fair value of $13.44 per share on the date of grant. See the Company’s Annual Report for the year ended December 31, 2007 for a description of the FAS 123 (R) valuations. At December 31, 2007, each of the directors with stock awards noted had 834 shares of restricted stock which restriction laspe in four equal installments through April 30, 2008. The non-employee directors have the following outstanding stock options at December 31, 2007. All stock options are fully vested and exercisable.

Number of
Name	Shares

Arnold	50,002
Brookner	25,000
Broussard	40,002
Harris	30,000
Johnston	37,500
Kosberg	30,000
Pullins	57,500
Trier	32,500

(3)	Represents payments under a consulting agreement which expired by its own terms November 14, 2007. For 2008, Mr. Brookner will receive Retainer Fees and Meeting Fees as applicable.

(4)	Other compensation represents salary received by Mr. Swanson in his role as Managing Director of STAR Physical Therapy, LP, a subsidiary of the Company. Mr. Swanson does not receive any additional compensation for being a director.

STOCK OWNERSHIP

Stock Owned by Directors, Nominees and Executive Officers

The following table shows the number and percentage of shares of our common stock beneficially owned by our directors, executive officers named in the Summary Compensation Table and all directors and executive officers as a group as of March 31, 2008. Each person has sole voting and investment power for the shares shown below unless otherwise indicated.

	Number of			Percent of
	Shares		Right to	Common
Name of Beneficial Owner	Owned(1)		Acquire(2)	Stock

Directors:
Daniel C. Arnold	126,502		50,002	1.1%
Chairman of the Board
Christopher J. Reading	181,000		180,000	1.5%
President, Chief Executive Officer and Director
Lawrance W. McAfee	159,000		155,000	1.3%
Executive Vice President, Chief Financial Officer and Director
Mark J. Brookner	109,500	(3)	25,000	*
Vice Chairman of the Board and Director
Bruce D. Broussard	50,002		40,002	*
Dr. Bernard A. Harris, Jr.	32,500		30,000	*
Marlin W. Johnston	55,000		37,500	*
J. Livingston Kosberg	294,210	(4)	30,000	2.5%
Jerald L. Pullins	65,000		57,500	*
Regg E. Swanson	138,942	(5)	—	1.2%
Clayton K. Trier	36,500		32,500	*
Non-Director Executive Officers:
Glenn D. McDowell	30,000		30,000	*
Chief Operating Officer

All directors and executive officers as a group (12 persons)	1,278,156		667,504	10.2%

*	Less than 1%.

(1)	Includes shares of our common stock subject to outstanding options that are currently exercisable or exercisable through May 30, 2008. None of the shares are pledged. For Messrs. Arnold, Brookner, Broussard, Johnston, Kosberg, Pullins and Trier, and Dr. Harris, includes 209 shares of restricted common stock each for which a portion of the restriction will lapse on April 30, 2008.

(2)	Number of shares of our common stock (of the total beneficially owned) that can be acquired through stock options exercisable through May 30, 2008.

(3)	Includes 27,291 shares of our common stock owned directly by Mr. Brookner, 209 restricted shares for which the restriction with respect to one-half of the shares will lapse on April 30, 2008 and 57,000 shares of common stock held in various trusts of which Mr. Brookner is the trustee.

(4)	Includes 230,000 shares of our common stock held by the Livingston Kosberg Trust of which Mr. Kosberg is the trustee and income beneficiary. Also includes 15,491 shares of our common stock held directly by Mr. Kosberg, 209 restricted shares for which the restriction will lapse on April 30, 2008, and 15,000 shares of our common stock held in a trust of which Mr. Kosberg is the trustee and 3,510 shares of our common stock held by Mr. Kosberg’s spouse for which Mr. Kosberg disclaims beneficial ownership.

(5)	Shares are held by the Regg E. Swanson Revocable Trust of which Mr. Swanson is the trustee and beneficiary.

Stock Held by Principal Beneficial Holders

The table below shows the ownership of our shares of common stock by persons known to us to beneficially own more than 5% of our common stock. Unless otherwise noted, the information is based on the most recent statements filed with the SEC on Schedule 13G, submitted to us by those persons.

	Amount and		Percent of
	Nature of		Common Stock
Name and Address of Beneficial Owner	Beneficial Ownership		Outstanding

Royce & Associates, LLC	1,547,975	(1)	13.1%
1414 Avenue of the Americas New York, NY 10019
Columbia Pacific Advisors, LLC	1,098,795	(2)	9.3%
600 University Street, Suite 2500 Seattle, WA 98101
Bank of America Corporation	764,023	(3)	6.4%
100 North Tryon Street, Floor 25 Charlotte, NC 28255
Wasatch Advisors, Inc	683,348	(4)	5.8%
150 Social Hall Avenue Salt Lake City, UT 84111

(1)	Royce & Associates, LLC has sole voting and dispositive power over all of the shares as disclosed in a Schedule 13G filed February 1, 2008. Various accounts managed by Royce & Associates, LLC have the right to receive or the power to direct the receipt of dividends from, or the proceeds from the sale of shares of the issuer. The interest of one account, Pennsylvania Mutual Fund an investment company registered under the Investment Company Act of 1940 and managed by Royce & Associates, LLC, amounted to 933,575 shares or 7.89% of the total shares outstanding.

(2)	Pursuant to a Schedule 13G filed January 18, 2008, Columbia Pacific Advisors, LLC is deemed to be the beneficial owner of all of the shares pursuant to separate agreements whereby it acts as investment advisor to certain persons. Each person for whom Columbia Pacific Advisors, LLC acts as investment adviser has the right to receive or the power to direct the receipt of dividends from, or the proceeds from the sale of, the common stock purchased or held pursuant to such arrangements.

(3)	Bank of America has shared voting power over 651,090 of the 764,023 shares and has shared dispositive power over all of the 764,023 shares. The 764,023 shares includes those held in separately managed account programs over which unaffiliated managers exercise investment discretion and voting power and over which, in certain instances, they have shared investment discretion and voting power for purposes of reporting these shares on Schedule 13G. Filing discloses multiple entities having different amounts of voting and disposition power.

(4)	Wasatch Advisors, Inc. has sole voting and dispositive power over all of the shares as disclosed in a Schedule 13G filed February 14, 2008.

EXECUTIVE OFFICERS

The current executive officers of the Company are as follows:

Name	Position

Christopher J. Reading	President and Chief Executive Officer
Lawrance W. McAfee	Executive Vice President and Chief Financial Officer
Glenn D. McDowell	Chief Operation Officer

For information concerning Messrs. Reading and McAfee see “Election of Directors” above.

Glenn D. McDowell, 51, was promoted to Chief Operating Officer effective January 24, 2005. Mr. McDowell served as our Vice President of Operations overseeing the west region since joining us in October 2003 until January 2005. From 1996 to 2003, Mr. McDowell was employed by HealthSouth Corporation, a provider of outpatient surgery, diagnostic imaging and rehabilitative healthcare services. His most recent position with HealthSouth Corporation was Vice President of Operations — West Ambulatory Division where he oversaw the operations of more than 165 outpatient rehabilitation and other facilities.

COMPENSATION DISCUSSION AND ANALYSIS

The Compensation Committee, composed entirely of independent directors, administers the Company’s executive compensation program. The role of the Committee includes establishing and overseeing compensation and benefit programs for our executive officers including the Chief Executive Officer (“CEO”) and the other executive officers listed in the Summary Compensation table (the “Named Executives”). The Committee also evaluates the performance of the CEO and reviews the performance of our other executive officers every year. Based upon these performance evaluations, the Committee establishes compensation for the CEO and other executive officers, and executive management consults with the Committee with respect to compensation levels and plans for key employees. Elements of our executive compensation program include: base salary; annual incentive bonus compensation; long-term equity incentive awards; post-employment benefits; and benefits and perquisites.

In establishing and overseeing the program, the Committee’s goal is to ensure that we can attract and retain superior management talent critical to our long-term success. To ensure that executive compensation is aligned with the performance of the Company and the interests of its stockholders, a significant portion of compensation available to executives is linked directly with financial results and other factors that influence stockholder value.

Compensation Support

Our management, Human Resources department and as well as outside consultants, from time to time, support the Committee in its work. In performing duties relating to the development and administration of our executive compensation program, Human Resources department and the Committee periodically review matters that relate to the competitive position, value and design of our short-term and long-term incentive compensation plans, performance goals and rewards available at various levels of performance.

Under its charter, the Committee also may retain at the Company’s expense, an executive compensation consultant to provide independent advice and counsel directly to the Committee. In 2007, no compensation consulting services were retained by the Committee or by the Company.

Peer Group and Compensation Targets

During 2006, with the assistance of an external consulting firm, the Committee selected a compensation peer group consisting of a number of publicly traded companies (the “Peer Group”). The Committee reviewed the Peer Group compensation data to ensure competitiveness of the executive compensation program.

Compensation Philosophy and Objectives

Our compensation policies are designed to enable us to attract, motivate and retain experienced and qualified executives. We seek to provide competitive compensation. Historically, our policy has been to provide a significant component of an executive officer’s compensation through the grant of stock options or restricted shares which vest over a number of years. We believe that grants of equity-based incentives to executives help to align the interests of these officers and other key employees with the interests of our stockholders.

The Committee’s policy is to compensate and reward executive officers and other key employees based on the combination of some or all of the following factors, depending on the executive’s responsibilities: corporate performance, business unit performance and individual performance. The Committee evaluates corporate performance and business unit performance by reviewing the extent to which the Company has accomplished strategic business objectives, such as improved profitability, cash flow and management of working capital. The Committee evaluates individual performance by comparing actual accomplishments to the objectives established for the individual under the Company’s management development program. The Committee determines increases in base salary and annual cash incentive awards based on actual accomplishments during the performance period and determines long-term incentive awards based on LTIP (as defined below) criteria.

The Committee believes that compensation to executive officers should be aligned closely with the Company’s performance on both a short-term and long-term basis. As a result, a significant portion of compensation to each executive officer is “at risk” and tied directly to the attainment of financial performance goals. The executive compensation program is also designed to incentivize continuous improvements in financial performance by providing enhanced compensation as results improve. While a significant portion of compensation to the Company’s executive officers is performance-based, the Committee also believes it prudent to provide competitive base salaries and benefits in order to attract and retain the management talent necessary to achieve our strategic long-term objectives. The Committee also takes into account the compensation practices of comparable companies to ensure that the Company is able to attract, retain and reward executive officers whose contributions are critical to our long-term success.

Base Salaries

Other than the base salary of our Chief Executive Officer, Chief Financial Officer and Chief Operating Officer which were initially set by an employment agreement (see “Employment and Consulting Agreements” below), base salaries of executives are initially determined by evaluating the responsibilities of the position, the experience and knowledge of the individual and the competitive marketplace for executive talent. Base salaries for executive officers are reviewed annually by our Compensation Committee based on, among other things, individual performance and responsibilities, inflation and competitive market conditions.

Annual Cash Incentive Compensation

Based on individual and Company performance, incentive compensation opportunities are available to a wide range of our employees. We believe that incentive compensation is effective in reinforcing both the overall values of our Company and our specific operating goals.

Incentive compensation programs are designed to focus employees’ attention on our key performance goals, to identify the expected levels of performance and to reward individuals who meet or exceed our expectations. The aggregate amounts available for incentive awards are determined by our overall financial performance. The actual awards paid to individual recipients, other than to executive officers, are formulated by management, generally payable on an annual basis and reviewed with the Compensation Committee prior to payment. The Compensation

Committee formulates and decides any incentive awards for Named Executives. See Summary Compensation Table below.

In May of 2007, the Compensation Committee approved the performance criteria that were used to determine executive officer cash bonus awards for the 2007 Fiscal Year (“2007 Executive Officer Incentive Plan”) for the Company’s Chief Executive Officer, Chief Financial Officer and Chief Operating Officer (the “Participants”). Under the 2007 Executive Officer Incentive Plan, the Participants could earn up to 50% of the Participant’s base salary depending on target levels of growth in net earnings from continuing operations over the 2006 Fiscal Year (“Objective Portion of Bonus Calculation”) (in 2008, the criteria was changed by the Compensation Committee from net earnings from continuing operations to diluted earnings per share) and up to 50% of the Participant’s base salary based on a subjective determination of the Compensation Committee of the Board utilizing certain performance criteria including: stock price performance, same store growth, clinic productivity improvements, management development, operational performance relative to the external environment, accretive acquisitions, clinic development including number and quality of new partners recruited, sales and marketing, regulatory compliance, maintaining adequate internal controls, investor relations, quality of earnings, and cash flow including accounts receivable management.

Long-term Equity Awards

Our 2003 Stock Incentive Plan and 1999 Plan were approved by our Board and stockholders to align employee and outside director interests with stockholders’ interests, to provide incentives to our key employees by encouraging their ownership of our common stock and to aid us in attracting and retaining key employees, upon whose efforts our success and future growth depends.

Options and restricted shares are granted at the discretion of the Compensation Committee, which administers the Company’s equity compensation plans. The objective of such long-term equity-based awards, which generally vest over four to five years, is more to incentivize management and key employees for future performance than to reward specific past performance. Individual grant sizes are determined primarily based on the employee’s duties and level of responsibilities and his or her ability to exert significant influence and make meaningful contributions to the overall future success of the Company and, to a lesser degree, organizational and individual performance. At the discretion of the Compensation Committee, and based on the recommendation of management, options may also be used as an incentive for candidates recruited to fill key positions and for existing employees who receive significant promotions with increased responsibilities.

In February 2007, the Compensation Committee granted 51,000 restricted shares of common stock to fifteen employees, none of which were Named Executives. In May 2007, 20,000 restricted shares of common stock were granted to eight non-employee directors. During 2007, no options or restricted stock were granted to our Named Executives. There were no stock options granted in 2007.

Post-Employment Benefits

We have entered into employment and termination agreements with our executive officers which provide for the payment of severance and other post-termination benefits depending on the nature of the termination, including, severance payments in the event of a termination following a “change in control.” The Compensation Committee believes that the terms and conditions of these agreements are reasonable and assist us in retaining the executive talent needed to achieve our objectives. In particular, the termination agreements, in the event of a “change in control,” help executives focus their attention on the performance of their duties in the best interests of the stockholders without being concerned about the consequences to them of a change in control and help promote continuity of senior management. Information regarding the specific payments that are applicable to each termination event, as well as the effect on unvested equity awards, is provided under the heading ” Named Executive Officer Compensation — Employment Agreements and Potential Benefits Upon Termination or Change-in-Control” below.

Benefits and Perquisites

Defined Contribution Plan.  The Company maintains a qualified retirement plan pursuant to Internal Revenue Code Section 401(k) (the “401(k) Plan”) covering substantially all employees subject to certain minimum service requirements. The 401(k) Plan allows employees to make voluntary contributions and provides for discretionary matching contributions by the Company. The assets of the 401(k) Plan are held in trust for grantees and are distributed upon the retirement, disability, death or other termination of employment of the grantee. The Board, in its discretion, determines the amount of any Company contributions. We did not make any contributions during 2007.

Life Insurance.  The Company maintains, at its expense, for the benefit of each of its full-time employees, life insurance policies in the amount of one times the employee’s annual salary, up to $200,000.

Health and Welfare Benefits.  All executive officers, including the Named Executives, are eligible for welfare benefits from the Company including: medical, dental, vision, life insurance, short-term disability and long-term disability. Executives participate in these plans on the same basis and subject to the same costs, terms and conditions as other salaried employees at their assigned work location.

Employment and Consulting Agreements

In October 2004, each of Messrs. Reading and McAfee entered into new employment agreements effective as of November 1, 2004 that superseded their employment agreements that were effective in September 2003. These employment agreements are for three-year terms with automatic one-year renewals if not terminated on at least 12 months notice, and established annual base compensation at $325,000. Additional compensation to each included employee non-qualified stock options to purchase 150,000 shares of the Company’s common stock pursuant to the Company’s 2003 Stock Option Plan. These options vest at the rate of 20% per year beginning on the anniversary date of the employment agreement. Both Messrs. Reading and McAfee are entitled to a special benefit in the event of a change in control equal to $500,000 as defined by the respective employment agreements. In addition, if either executive is terminated without cause or resigns for good reason (as defined under their respective agreement), Mr. Reading or Mr. McAfee, as applicable, is entitled to his base salary through the remaining term of the contract, an amount equal to his last year’s bonus or the average over the last three years, whichever is greater, and accrued but unpaid vacation. The employment agreements also provide for certain non-competition and non-solicitation covenants that extend up to two years after termination of employment. On May 24, 2007, each of Messrs. Reading and McAfee entered into amended and restated employment agreements that superseded their prior employment agreements that were effective November 1, 2004. The only material revision on May 24, 2007 to agreements was to change the expiration date from November 1, 2009 to December 31, 2009. Under their current employment agreements, Mr. Reading is employed as President and Chief Executive Officer and Mr. McAfee is employed as Executive Vice President and Chief Financial Officer. Effective February 27, 2006, each of Messrs. Reading and McAfee’s base annual salary was increased to $341,250. These were adjusted effective January 7, 2007 to $355,000 for Mr. Reading and $345,000 for Mr. McAfee and adjusted effective January 7, 2008 to $375,000 for Mr. Reading and $360,000 for Mr. McAfee.

On May 24, 2007, Glenn D. McDowell entered into a new employment agreement (the “McDowell Employment Agreement”). Under the McDowell Employment Agreement, Mr. McDowell continues to be employed as Chief Operating Officer. The McDowell Employment Agreement is for a term that expires on December 31, 2009, and Mr. McDowell’s base annual salary is $195,000, subject to periodic review and adjustment. Effective January 7, 2008, Mr. McDowell’s base salary was increased to $215,000 per year.

The McDowell Employment Agreement may be terminated by the Company prior to the expiration of its term in the event Mr. McDowell’s employment is terminated for “cause” (as defined in the McDowell Employment Agreement). If a “change in control” (as defined in the McDowell Employment Agreement) occurs and Mr. McDowell does not continue as our Chief Operating Officer after the change of control, Mr. McDowell will be entitled to a change of control benefit of $283,333. If the employment of Mr. McDowell is terminated by the Company without “cause” or by Mr. McDowell for “good reason,” he would be entitled to receive the compensation then in effect for the remainder of the term of the agreement and the greater of: (i) the bonus paid or payable to Mr. McDowell with respect to the last fiscal year completed prior to the termination, or (ii) the average of the bonuses paid to Mr. McDowell over the last three fiscal years of employment ending with the last fiscal year prior to termination.

Messrs. Reading, McAfee and McDowell are eligible to receive annual cash bonuses and are entitled to participate in any employee benefit plans adopted by us.

In May of 2007, the Compensation Committee of the Board of Directors of the Company approved the performance criteria that were used to determine executive officer cash bonus awards for the 2007 Fiscal Year (“2007 Executive Officer Incentive Plan”) for the Company’s Chief Executive Officer, Chief Financial Officer and Chief Operating Officer (the “Participants”). Under the 2007 Executive Officer Incentive Plan, the Participants could earn up to 50% of the Participant’s base salary depending on target levels of growth in net earnings from continuing operations over the 2006 Fiscal Year (“Objective Portion of Bonus Calculation”) and up to 50% of the Participant’s base salary based on a subjective determination of the Compensation Committee of the Board utilizing certain performance criteria including: stock price performance, same store growth, clinic productivity improvements, management development, operational performance relative to the external environment, accretive acquisitions, clinic development including number and quality of new partners recruited, sales and marketing, regulatory compliance, maintaining adequate internal controls, investor relations, quality of earnings, and cash flow including accounts receivable management.

Long-Term Incentive Plan 2007 -09

On June 20, 2007, the Compensation Committee approved and adopted the USPH Executive Long-Term Incentive Plan 2007-09 (“LTIP”) under which cash-based awards may be awarded to the Company’s executive management including the chief executive officer, chief financial officer and chief operating officer, upon satisfaction of certain performance criteria established by the Compensation Committee. The LTIP is included as Exhibit 10.1 to the Company’s current report on Form 8-K filed with the SEC on June 20, 2007. The discussions set forth below are qualified in their entirety by reference to such Exhibit 10.1.

Incentive and Reward for Stockholder Return Based upon Stock Price Appreciation — Cash awards are paid to the chief executive officer (“CEO”), chief financial officer (“CFO”) and chief operating officer (“COO”) in accordance with the LTIP. A cash award will be paid to each of the CEO, CFO and COO in early 2010, if at all, for every 1% the weighted average trading price per share of common stock for the second half of calendar year 2009 exceeds $15.63 (the “Target Price”). The Target Price represents 6% annual compound appreciation for three years over the $13.12 average trading price of the common stock for the second half of calendar year 2006. The cash awards will be equal to $18,000 for the CEO, $17,300 for the CFO and $9,600 for the COO, for each 1% increase in the trading price of the common stock over the Target Price. The per share price calculation will be adjusted for any cash or stock dividends, stock splits/combinations or recapitalizations.

In the case of Change in Control (as defined in the Company’s 2003 Incentive Stock Plan) that occurs prior to January 1, 2010, the calculation of the LTIP cash award will be made as though the closing price for the next-to-last day of trading of the Company’s Common Stock prior to such Change in Control was the weighted average trading price per share for the second half of 2009, and the Target Price will be recalculated assuming 6% annual compound appreciation through the date of the Change in Control. The LTIP cash award would be payable at the time of the Change in Control and the LTIP will then cease to be in effect.

If any participating executive’s employment with the Company is terminated for any reason (other than in connection with a Change in Control as discussed above) prior to January 1, 2010, such executive will not be eligible for any LTIP cash award based on the weighted average trading price performance criteria described above

Maximum cash awards under the LTIP depending on the weighted average trading price per share of common stock achieved for the second half of calendar year 2009 are $1,458,000 for the CEO, $1,401,300 for the CFO and $777,600 for the COO. This maximum cash award will only be achieved (absent a Change in Control) if the weighted average trading price per share of common stock for the second half of calendar year 2009 exceeds $26.24 which equals a 100% or more appreciation in the stock price as compared to the $13.12 average trading price of the common stock for the second half of calendar year 2006.

Incentive and Reward for Growth in Diluted Earnings per Share — An objective under the LTIP is to grow the diluted earnings per share of the Company by more than 12.5% per annum during each of the years 2007, 2008 and 2009.

The CEO, CFO and COO each have the opportunity to earn cash awards for achieving the objective during each year of the LTIP. The maximum amount of cash incentive that can be earned over the three year measurement period of the LTIP is as stated below:

CEO	$750,000
CFO	$720,000
COO	$375,000

Using diluted earnings per share of the Company from continuing operations of $0.70 for 2006 as a baseline, if the comparable diluted earnings per share of the Company for 2007 is greater than $0.70 by 12.5% ($.7875) or more, each of the CEO, CFO and COO will be entitled to a cash award under the LTIP (“Performance Award”) equal to one-sixth (16.67%) of the executive’s total maximum incentive. In addition, one-sixth (16.67%) of the executive’s total maximum incentive will be placed in the “Deferred Performance Awards” category. The diluted earnings per share of the Company for 2007 then becomes the “base” for the 2008 calculation, and so on. Upon achievement of the 12.5% target percentage in any given year during the three-year period, each executive will be entitled to Performance Award equal to one-sixth (16.67%) of the executive’s total maximum incentive and another one-sixth (16.67%) of the executive’s total maximum incentive will be placed in the “Deferred Performance Awards” category. Performance Awards will vest on January 1 following the fiscal year for which they are awarded and will be paid in cash within 30 days after the diluted earnings per share of the Company is determined for 2007, 2008 and 2009, as applicable. All Deferred Performance Awards will be vested on January 1, 2010 and will be paid in cash within 30 days after the diluted earnings per share of the Company is determined for fiscal year 2009.

In any year that growth in diluted earnings per share of the Company is less than 12.5% from the prior year base, no Performance Awards will be earned by the executives. However, to the extent that growth in diluted earnings per share of the Company during the 3-year period of the LTIP is 42% or greater, all the Performance Awards and Deferred Performance Awards available during such 3-year period shall be considered to have been earned.

In computing achievement of the performance criteria, if for any year during the testing period the diluted earnings per share is less than the prior year, the “base” for the following year will not be adjusted. Diluted earnings per share will be principals based on the Company’s annual audited financial statements subject to applicable accounting being applied from year to year, and thus, the calculation may be adjusted consistent with changes in accounting rules or policies. In addition, the Compensation Committee may elect to exclude extraordinary, unusual or non-recurring items of gain or loss in a particular year from reported diluted earnings per share for that year for purposes of the calculations above.

Messrs.  Reading, McAfee and McDowell’s employment agreements may each be terminated by the Company prior to the expiration of their term in the event their respective employment is terminated for “cause” (as defined in each such agreement). See discussion below entitled “Post Termination/Change-in- Control Benefits” regarding Change in Control provisions.

Mr. Brookner entered into a five year consulting agreement with the Company effective November 15, 2002, providing for compensation at an annual rate of $50,000 per year. The agreement expired by its own terms on November 14, 2007. Thereafter, Mr. Brookner will be paid standard director fees as described above. The agreement also provided that at Mr. Brookner’s request and at his cost and expense, the Company will make available, to the extent it is reasonably available, primary health insurance coverage for Mr. Brookner and his family on commercial terms until the earlier of: (i) the date of his 75th birthday, or (ii) the date on which there are no longer any persons surviving who are entitled to such health insurance coverage.

We do not have any executive retention and severance arrangements or indemnification agreements and no change in control agreements other than those described above.

Compensation of Chief Executive Officer

Mr. Reading joined our Company in November 2003 as Chief Operating Officer and, effective November 1, 2004, was promoted to President and Chief Executive Officer. Under his employment agreement with us (see “Employment and Consulting Agreements” above), Mr. Reading received a salary of $325,000 in 2005 and $262,500 in 2004. Mr. Reading’s annual base salary was increased by the Compensation Committee to $341,250 effective February 27, 2006, to $355,000.00 effective January 7, 2007, and to $375,000 effective January 7, 2008. He also received a bonus of $150,000 for 2005, which was paid in early 2006 and $100,000 for 2004 which was paid in early 2005. Mr. Reading received a bonus of $75,000.00 for 2006, which was paid in March 2007 and a bonus of $177,500 for 2007 which was paid in March 2008. Although Mr. Reading participated in our 401(k) Plan in 2007, we did not make any matching contributions to the plan during the year. Effective beginning in 2007, Mr. Reading participates in the LTIP under which he is eligible for cash awards based on Company performance through 2009, as previously described. In addition to cash compensation, under our 2003 Stock Incentive Plan, during 2004, Mr. Reading was granted equity-based compensation grants to purchase a total of 200,000 shares of our common stock and, during 2003, he was granted 50,000 inducement options to purchase shares of our common stock. No stock options were granted to Mr. Reading in 2006 or 2007.

In determining the appropriate compensation for Mr. Reading, the Compensation Committee evaluates our overall performance under Mr. Reading’s leadership, as well as his individual contributions to key strategic, financial and development objectives. The Compensation Committee utilized a combination of quantitative measures and qualitative factors in reviewing his performance and compensation. In 2006, the Compensation Committee used the services of a third party consulting firm to review the compensation packages of the Named Executives, including Mr. Reading, and to compare their present level of compensation to comparably-sized publicly traded companies and to other comparably-sized healthcare companies.

Compensation Deductibility Policy

Under Section 162(m) of the Internal Revenue Code of 1986 (the “Code”) and applicable Treasury regulations, no deduction is allowed for annual compensation in excess of $1 million paid by a publicly traded corporation to its chief executive officer and the four other most highly compensated officers. Under those provisions, however, there is no limitation on the deductibility of “qualified performance-based compensation.”

In general, our policy is to maximize the extent of tax deductibility of executive compensation under the provisions of Section 162(m) so long as doing so is compatible with the most appropriate methods and approaches for the design and delivery of compensation to our executive officers.

Executive Compensation

Summary Compensation

The following table sets forth the compensation paid or accrued for services rendered in all capacities on behalf of our Company during 2006 and 2007 to Messrs. Reading, McAfee and McDowell (“Named Executives”)

Summary Compensation Table

							Change in
							Pension
							Value and
							Non-
						Non-Equity	Qualified
						Incentive	Deferred
				Stock	Option	Plan	Compensation	All Other
		Salary	Bonus(1)	Awards	Awards(2)	Compensation	Earnings	Compensation(3)	Total
Name and Principal Position	Year	($)	($)	($)	($)	($)	($)	($)	($)

Christopher J. Reading	2007	354,471	177,500	—	344,664	—	—	540	877,175
Chief Executive Officer	2006	338,750	75,000	—	344,809	—	—	443	759,002
Lawrance W. McAfee	2007	344,856	172,500	—	344,664	—	—	1,242	863,262
Chief Financial Officer	2006	338,750	75,000	—	344,809	—	—	1,038	759,597
Glenn D. McDowell	2007	195,310	100,000	—	75,426	—	—	938	371,674
Chief Operating Officer	2006	190,337	35,000	—	75,406	—	—	426	301,169

(1)	The amounts shown represent annual incentive bonuses earned by the Named Executives for fiscal year 2006 and 2007 which was paid in March 2007 and March 2008, respectively. See “Compensation Discussion and Analysis — Annual Incentive Compensation” for further details. The Named Executive’s annual bonus for 2005, which was paid in 2006, is not reported in this table as it related to the Named Executive’s performance during 2005 and has been previously disclosed.

(2)	The amounts shown represent the compensation expense related to option awards included in the Company’s financial statements for fiscal year 2006 and 2007 per FAS 123(R) adjusted to reflect actual rather than estimated forfeitures for awards with service-based vesting conditions. Actual forfeitures were insignificant. The awards consist of stock options granted to the Named Executives under the 2003 Stock Incentive Plan and inducement options. See the Company’s Annual Report for the year ended December 31, 2007 for a description of the FAS 123(R) valuations and a description of the 2003 Stock Incentive Plan and inducement options. The compensation expense for the option awards includes the values for awards granted in prior fiscal years. There were no grants to the Named Executives in 2006 and 2007.

(3)	Represents the value of life insurance premiums for life insurance coverage provided to the Named Executives.

Grants of Plan-Based Awards

There were no grants of equity awards to the Named Executives pursuant to the Company’s equity compensation plans during the year ended December 31, 2007.

Outstanding Equity Awards at Fiscal Year-End

The following table shows outstanding stock option awards classified as exercisable and unexercisable as of December 31, 2007 for each Named Executive.

Outstanding Equity Awards at Fiscal Year-End December 31, 2007

	Option Awards
			Equity
			Incentive
			Plan Awards:
	Number of	Number of	Number
	Securities	Securities	of Securities
	Underlying	Underlying	Underlying
	Unexercised	Unexercised	Unexercised	Option	Option
	Options (#)	Options (#)	Unearned	Exercise	Expiration
Name	Exercisable	Unexercisable	Options (#)	Price ($)	Date

Christopher J. Reading	40,000	10,000	—	$14.32	11/18/2013
	50,000	—	—	$12.51	6/2/2014
	90,000	60,000	—	$13.54	10/5/2014
Lawrance W. McAfee	30,000	10,000	—	$14.32	11/18/2013
	35,000	—	—	$12.51	6/2/2014
	90,000	60,000	—	$13.54	10/5/2014
Glenn D. McDowell	3,000	1,000	—	$14.32	11/18/2013
	27,000	13,000	—	$13.97	2/23/2015

For Messrs. Reading and McAfee the 10,000 shares vest on November 18, 2008 and the 60,000 shares vest 30,000 on November 1, 2008 and 30,000 on November 1, 2009. For Mr. Dowell, the 1,000 shares vest on November 18, 2008 and the 13,000 shares vest 9,000 on February 23, 2009 and 9,000 on February 23, 2010.

Option Exercises and Stock Vested Table

No stock options were exercised by the Named Executives during the year ended December 31, 2007.

Post Termination/Change-in-Control Benefits

Messrs. Reading, McAfee and McDowell’s employment agreements may be terminated by us prior to the expiration of its term in the event their respective employment is terminated for “cause” (as defined in each agreement). If a “change in control” (as defined in each agreement) occurs and Mr. Reading does not continue as the President and Chief Executive Officer of the Company after the change of control, or Mr. McAfee does not continue as Executive Vice President and Chief Financial Officer of the Company after the change of control, each of Messrs. Reading and McAfee, as applicable, will be entitled to a change of control benefit of $500,000. If the employment of Mr. Reading or Mr. McAfee is terminated by us without “cause” or by the executive for “good reason,” he would be entitled to receive the compensation then in effect for the remainder of the term of the agreement and the greater of: (i) the bonus paid or payable to Mr. Reading or Mr. McAfee, as applicable, with respect to the last fiscal year completed prior to the termination, or (ii) the average of the bonuses paid to Mr. Reading or Mr. McAfee, as applicable, over the last three fiscal years of employment ending with the last fiscal year prior to termination. If a “change in control” (as defined in the McDowell Employment Agreement) occurs and Mr. McDowell does not continue as our Chief Operating Officer after the change of control, Mr. McDowell will be entitled to a change of control benefit of $283,333. If the employment of Mr. McDowell is terminated by the Company without “cause” or by Mr. McDowell for “good reason,” he would be entitled to receive the compensation then in effect for the remainder of the term of the McDowell Employment Agreement and the greater of: (i) the bonus paid or payable to Mr. McDowell with respect to the last fiscal year completed prior to the termination, or (ii) the average of the bonuses paid to Mr. McDowell over the last three fiscal years of employment ending with the last fiscal year prior to termination.

COMPENSATION COMMITTEE REPORT

The Compensation Committee is composed of three independent directors and acts under a written charter adopted by the Board. The primary function of the Compensation Committee is to determine and report to the Board the compensation to be paid to our directors and executive officers and administer incentive stock plans. The Committee has reviewed and discussed with management the Compensation Discussion and Analysis set forth herein. Based on its review, the related discussions and such other matters deemed relevant and appropriate by the Committee, the Committee has recommended to the Board that the Compensation Discussion and Analysis be included in the Company’s Proxy Statement relating to the 2008 Annual Meeting of Stockholders.

Respectfully submitted,

The Compensation Committee
Daniel C. Arnold, Chairman
Bruce D. Broussard
Clayton K. Trier

Compensation Committee Interlocks and Insider Participation

The current members of the Compensation Committee are Messrs. Arnold (Chairman), Broussard and Trier. None of the members of the Compensation Committee is or has been an officer or employee of the Company or any of its subsidiaries and none of our executive officers has served on the board of directors or compensation committee of any other entity that has or has had an executive officer who served as a member of our board of directors or Compensation Committee during 2007.

Certain Relationships and Related Transactions

The charter of the Audit Committee requires that the Audit Committee review and approve all insider and affiliated party transactions. The Audit Committee did not consider any insider or affiliated party transaction in 2007.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires our directors and executive officers, and persons who own more than 10% of our equity securities to file with the SEC initial reports of ownership and reports of changes in ownership of our common stock. Officers, directors and greater than 10% stockholders are required by SEC regulation to furnish us with copies of all Section 16(a) reports they file.

To our knowledge, based solely on a review of the copies of those forms furnished to the Company and written representations from the executive officers and directors, we believe that during 2007 all Section 16(a) filing requirements applicable to our directors and officers were complied with on a timely basis.

ITEM 2 —	APPROVAL OF THE AMENDED 1999 PLAN

Description of Incentive Stock Plans

The Company has the following incentive stock plans:

The 1992 Stock Option Plan, as amended (the “1992 Plan”), permitted the Company to grant to key employees and outside directors of the Company incentive and nonstatutory options to purchase up to 3,495,000 shares of our common stock (subject to proportionate adjustments in the event of stock dividends, splits, and similar corporate transactions). The 1992 Plan expired in 2002 and no new option grants can be awarded subsequent to this date.

Incentive stock options (those intended to satisfy the requirements of Section 422 of the Internal Revenue Code) granted under the 1992 Plan were granted at an exercise price not less than the fair market value of the shares of our common stock on the date of grant. The exercise prices of options granted under the 1992 Plan were determined by the Compensation Committee. The period within which each option is exercisable was determined by the Compensation Committee (however, in no event may the exercise period of an incentive stock option extend beyond 10 years from the date of grant).

During 2003, the Board of Directors granted inducement options covering 145,000 options to five individuals in connection with their offers of employment. Inducement options may be exercised for a 10 year term from the date of the grant.

The 2003 Stock Option Plan (the “2003 Plan”) permits the Company to grant to key employees and outside directors of the Company incentive and nonstatutory options to purchase up to 900,000 shares of our common stock and restricted stock (subject to proportionate adjustments in the event of stock dividends, splits, and similar corporate transactions). The 2003 Plan was approved by the stockholders of the Company at the 2004 Stockholders Meeting on May 25, 2004.

In addition to the above incentive stock plans, the Company has the 1999 Plan, which as amended and restated is described below.

The purposes of the 1999 Plan, inducement options and 2003 Plan are to provide an incentive for eligible individuals to remain in the employ or service of the Company or its affiliates, to extend to them the opportunity to acquire a proprietary interest in the Company so that they will apply their best efforts for the benefit of the Company and to aid the Company in attracting able persons to serve the Company and its affiliates.

The following table includes a cumulative summary of stock options as of December 31, 2007 (the 300,000 additional shares under the Amended 1999 Plan are included in this table):

						Shares
		Restricted	Outstanding	Stock Options	Stock Options	Available
Equity Plans	Authorized	Stock Issued	Stock Options	Exercised	Exercisable	for Grant

1992 Plan	3,495,000	—	44,629	2,751,383	44,629	—
1999 Plan	300,000	53,500	90,771	63,935	51,811	391,794
2003 Plan	900,000	21,000	677,500	105,800	530,500	95,700
Inducements	166,000	—	134,000	32,000	111,000	—

	4,861,000	74,500	946,900	2,953,118	737,940	487,494

*	No options remain available for future grants under the 1992 Plan as the plan expired in April 2002.

Proposed Amendments to the 1999 Plan (Amended 1999 Plan)

The U.S. Physical Therapy, Inc. 1999 Employee Stock Option Plan provides for awards of stock options and restricted stock and was amended and restated and approved by stockholders effective May 31, 2006 to, among other things, add incentive stock options (the “1999 Plan”). The Amended 1999 Plan will amend and restate the 1999 Plan, if approved, to: (i) increase the number of shares authorized for issuance from 300,000 to 600,000, (ii) include all non-employee directors as well as employees, as eligible to participate in the Amended 1999 Plan (iii) provide for such other changes required or desirable by recent changes under applicable law and accounting rules, including, but not limited to, Section 409A of the Internal Revenue Code of 1986, as amended.

Description of the Amended 1999 Plan

The principal provisions of the 1999 Plan, as amended and restated (“Amended 1999 Plan”) are summarized below. The effective date of the Amended 1999 Plan will be May 20, 2008 (the “Effective Date”) the date of stockholder approval, but the term of the Amended 1999 Plan with respect to the granting of options will remain through May 31, 2016. If stockholders do not approve the Amended 1999 Plan, the 1999 Plan shall continue as in effect on May 31, 2006, and shall be un-amended thereby. Such summary does not, however, purport to be complete and is qualified in its entirety by the terms of the Amended 1999 Plan. A copy of the Amended 1999 Plan is included as Appendix A to this proxy statement.

The Amended 1999 Plan provides for the grant of options that are intended to qualify as nonstatutory options and incentive stock options under Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”)

(nonstatutory options and incentive stock options are sometimes collectively referred to herein as “Options”), as well as restricted stock. The Amended 1999 Plan is administered by a Committee, which is appointed by our Board of Directors and consists of two or more individuals who: (i) fulfill the “non-employee director” requirements of Rule 16b-3 under the Exchange Act and who are certified by our Board of Directors as independent directors, and (ii) fulfill the “outside director” requirements of Section 162(m) of the Code. In either case, the Committee may be the Compensation Committee of our Board of Directors, or any subcommittee of the Compensation Committee, provided that the members of the Committee satisfy the requirements of the previous provisions of this paragraph. The Committee selects the employees or non-employee directors of the Company and its affiliates or U.S. Physical Therapy Management, Ltd. to whom options are granted collectively (the “grantees”).

Our Board of Directors may amend, suspend or terminate the Amended 1999 Plan; provided, however, any amendment that requires shareholder approval under applicable law or NASD Marketplace Rules shall be subject to shareholder approval.

The number of shares of our common stock authorized for issuance under the Amended 1999 Plan is 600,000, but due to previous grants of awards, of this there are currently 391,794 shares that can be granted to eligible individuals.

The maximum aggregate number of shares of our common stock (including, but not limited to, with respect to nonstatutory stock options, incentive stock options or restricted stock paid out in shares of our common stock) that may be granted in any calendar year pursuant to any award held by any eligible individual shall be 100,000 shares. The term or restricted period of each award that is a nonstatutory stock option or incentive stock option or restricted stock shall be for such period as may be determined by the Committee; provided that in no event shall the term of any such award for an Option exceed a period of 10 years (or such shorter terms as may be required in respect of an incentive stock option under Section 422 of the Code). Any issuance of our common stock pursuant to the exercise of an Option or payment of any other award under the Amended 1999 Plan shall not be made until appropriate arrangements satisfactory to the Company have been made for the payment of any tax amounts (federal, state, local or other) that may be required to be withheld or paid by the Company.

Nonstatutory Stock Options.  Nonstatutory stock options granted under Amended 1999 Plan may be granted to grantees at a per share exercise price of not less than 100% of the fair market value of a share of our common stock on the date of grant. The exercise prices of nonstatutory stock options granted under the Amended 1999 Plan are determined by the Committee upon each grant (but may not be less than the greater of the par value or the fair market value of a share of our common stock on the date of grant). The Committee determines which eligible individuals receive Options and how many are issued. No Options may be granted 10 years after May 31, 2016, and may not be exercised more than 10 years after the date of the grant. Payment for shares purchased under the Amended 1999 Plan may be made either in cash or if permitted by the Committee, shares of our common stock or a share or shares of our common stock owned by the grantee and surrendered for actual or deemed multiple exchanges of shares of our common stock, or any combination thereof. Absent Committee extension, Options shall not be exercisable more than 30 days after the grantee ceases employment for any reason other than death or disability or more than twelve months after the grantee of a nonstatutory stock option ceases employment due to death or disability.

Incentive Stock Options.  Incentive stock options are subject to the terms above under the caption “Nonstatutory Stock Options” except as may otherwise be provided below. Additionally, incentive stock options (those intended to qualify for special tax treatment under the Code) granted under the Amended 1999 Plan may be granted only to employees of the Company or its affiliates. Notwithstanding any contrary provision in the Amended 1999 Plan to the extent that the aggregate fair market value (determined as of the time the incentive stock option is granted) of the shares of our common stock with respect to which incentive stock options are exercisable for the first time by any grantee during any single calendar year (under the Amended 1999 Plan and any other incentive stock option plan of the Company and its affiliates) exceeds the sum of $100,000, such incentive stock option shall be treated as a nonstatutory stock option to the extent in excess of the $100,000 limit, and not an incentive stock option, but all other terms and provisions of such Option shall remain unchanged. No person may be granted an incentive stock option if, at the time of the grant, such person owns, directly or indirectly, more than 10% of the total combined voting power of the Company or of any affiliate unless the option price is at least 110% of the fair market value of our common stock on the date of grant of the option and the exercise period of such incentive option is by its terms limited to 5 years from the option grant date. No incentive stock option shall be exercisable more than three months after the grantee ceases to be an employee due to death or disability.

Restricted Stock.  Grantees are eligible for grants of restricted stock. Restricted stock is subject to such restrictions on transfer by the grantee and repurchase by the Company as the Committee, in its sole discretion, shall determine. Prior to the lapse of such restrictions the grantee shall not be permitted to transfer such shares. The Company shall have the right to repurchase or recover such shares for the amount of cash paid, if any, if the grantee shall terminate employment or services from or services to the Company prior to the lapse of such restrictions or the restricted stock is forfeited by the grantee pursuant to the terms of the award. Each certificate representing restricted stock awarded under the Amended 1999 Plan shall be registered in the name of the grantee and, during the restricted period, shall be left in deposit with the Company and a stock power endorsed in blank. The grantee of restricted stock shall have all the rights of a stockholder with respect to such shares including the right to vote and the right to receive dividends or other distributions paid or made with respect to such shares.

In addition to any other restrictions the Committee at its discretion in an award agreement may require the holder of a restricted stock award to achieve performance goals before such restricted stock may be transferred and no longer subject to a substantial risk of forfeiture. The Committee may establish performance goals applicable to restricted stock based upon criteria in one or more of the following categories: (i) performance of the Company as a whole, (ii) performance of a segment of the Company’s business, and (iii) individual performance. Performance criteria for the Company shall relate to the achievement of predetermined financial objectives for the Company and its affiliates on a consolidated basis. Performance criteria for a segment of the Company’s business shall relate to the achievement of financial and operating objectives of the segment for which the holder is accountable. Examples of performance criteria shall include one or more of the following pre-tax or after tax profit levels, including: earnings per share, earnings before interest and taxes, earnings before interest, taxes, depreciation and amortization, net operating profits after tax, and net income; total stockholder return; return on assets, equity, capital or investment; cash flow and cash flow return on investment; economic value added and economic profit; growth in earnings per share; levels of operating expense, maintenance expenses or measures of customer satisfaction and customer service as determined from time to time, including the relative improvement therein or stock price performance. Individual performance criteria shall relate to a holder’s overall performance, taking into account, among other measures of performance, the attainment of individual goals and objectives. The performance criteria may differ among holders. The performance criteria need not be based on an increase or positive result and may include for example, maintaining the status quo or limiting economic loss.

Federal Income Tax Implications of the Amended 1999 Plan

The following is a brief description of the federal income tax consequences generally arising with respect to awards under the Amended 1999 Plan.

The grant of an Option will create no tax consequences for the grantee or the Company. A grantee will not recognize taxable income upon exercising an incentive stock option (except that the alternative minimum tax may apply). Upon exercising an option other than an incentive stock option, the grantee must generally recognize ordinary income equal to the difference between the exercise price and fair market value of the freely transferable and non-forfeitable shares acquired on the date of exercise.

The Company generally will be entitled to a tax deduction equal to the amount recognized as ordinary income by the grantee in connection with an Option. The Company generally is not entitled to a tax deduction relating to amounts that represent a capital gain to a grantee. Accordingly, the Company will not be entitled to any tax deduction with respect to an incentive stock option if the grantee holds the shares for the incentive stock option holding periods required under the Code prior to disposition of the shares.

With respect to awards granted under the Amended 1999 Plan that result in the payment or issuance of cash or shares or other property that is either not restricted as to transferability or not subject to a substantial risk of forfeiture, the grantee must generally recognize ordinary income equal to the cash or the fair market value of shares or other property received. Thus, deferral of the time of payment or issuance due to restrictions on transfer and a substantial risk of forfeiture will generally result in the deferral of the time the grantee will be liable for income taxes with respect to such payment or issuance. The Company generally will be entitled to a deduction in an amount equal to the ordinary income recognized by the grantee.

With respect to awards involving the issuance of shares or other property that is restricted as to transferability and subject to a substantial risk of forfeiture, the grantee must generally recognize ordinary income equal to the fair market value of the shares or other property received at the first time the shares or other property becomes transferable or is not subject to a substantial risk of forfeiture, whichever occurs earlier. A grantee may elect to be taxed at the time of receipt of shares or other property rather than upon lapse of restrictions on transferability or substantial risk of forfeiture, but if the grantee subsequently forfeits such shares or property, the grantee would not be entitled to any tax deduction, including as a capital loss, for the value of the shares or property on which he previously paid tax. The grantee must file such election with the Internal Revenue Service and the Company within 30 days of the receipt of the shares or other property. The Company generally will be entitled to a deduction in an amount equal to the ordinary income recognized by the grantee.

Awards that are granted, accelerated or enhanced upon the occurrence of a change in control may give rise, in whole or in part, to excess parachute payments within the meaning of Code Section 280G and, to such extent, will be non-deductible by the Company and subject to a 20% excise tax by the grantee.

Code Section 409A of the Code generally provides that any deferred compensation arrangement which does not meet specific requirements regarding: (i) timing of payouts, (ii) advance election of deferrals, and (iii) restrictions on acceleration of payouts results in immediate taxation of any amounts deferred to the extent not subject to a substantial risk of forfeiture. In addition, taxes on the amounts included in income are also subject to a 20% excise tax and interest. In general, to avoid a violation of Section 409A of the Code, amounts deferred may only be paid out on separation from service, disability, death, a specified time, a change in control (as defined by the Treasury Department) or an unforeseen emergency. Furthermore, the election to defer generally must be made in the calendar year prior to performance of services, and any provision for accelerated payout other than for reasons specified by the Treasury may cause the amounts deferred to be subject to early taxation and to the imposition of the excise tax. Section 409A of the Code is broadly applicable to any form of deferred compensation other than tax-qualified retirement plans and bona fide vacation, sick leave, compensatory time, disability pay or death benefits, and may be applicable to certain awards under the Amended 1999 Plan. The Treasury Department has provided certain transitional guidance and final regulations under Section 409A of the Code. Awards, if any, under the Amended 1999 Plan that are subject to Section 409A of the Code are intended to satisfy the requirements of Section 409A of the Code, as specified in the award agreement.

Under Section 162(m) of the Code, the Company is denied a deduction for annual compensation paid to “covered employees” in excess of one million dollars ($1,000,000), unless such compensation qualifies as performance-based compensation. Generally, taxable compensation earned by “covered employees” (as defined in Section 162(m) of the Code) for Options or certain other applicable awards is intended to constitute qualified performance-based compensation. However, the Committee may determine, within its sole discretion, to grant awards to such covered employees that do not qualify as performance-based compensation.

THE FOREGOING IS A SUMMARY OF THE UNITED STATES FEDERAL INCOME TAX CONSEQUENCES THAT GENERALLY WILL ARISE UNDER THE CODE WITH RESPECT TO AWARDS GRANTED UNDER THE AMENDED 1999 PLAN AND DOES NOT PURPORT TO BE A COMPLETE STATEMENT OF ALL RELEVANT PROVISIONS OF THE CODE. MOREOVER, THIS SUMMARY IS BASED UPON CURRENT FEDERAL INCOME TAX LAWS UNDER THE CODE, WHICH ARE SUBJECT TO CHANGE. THE TREATMENT OF FOREIGN, STATE, LOCAL OR ESTATE TAXES IS NOT ADDRESSED. THE TAX CONSEQUENCES OF THE AWARDS ARE COMPLEX AND DEPENDENT UPON EACH INDIVIDUAL’S PERSONAL TAX SITUATION. ALL GRANTEES ARE ADVISED TO CONSULT WITH HIS OR HER OWN TAX ADVISOR RESPECTING AWARDS.

The Board of Directors believes the Amended 1999 Plan is necessary to promote the interest of the Company and its stockholders by encouraging grantees to acquire or increase their equity interest in the Company, thereby giving them an added incentive to work toward the continued growth and success of the Company. The Board of Directors also contemplates that through the Amended 1999 Plan, the Company will be better able to compete for the services of the individuals needed for the continued growth and success of the Company.

Plan Benefits

The grant of incentive awards under the Amended 1999 Plan to employees and non-employee directors, including the executive officers named in the Summary Compensation Table, is subject to the discretion of the Committee. As of the date of this Proxy Statement, there has been no determination by the committee with respect to future awards under the Amended 1999 Plan. Accordingly, future awards to employees and non-employee directors are not determinable.

Required Vote

The approval by the affirmative vote of a majority of the shares present, in person or by proxy, and entitled to vote at the Annual Meeting is required to approve the Amended 1999 Plan. As a result, abstentions will have the same effect as votes against this proposal. Because brokers do not have discretionary authority to vote on the adoption of or amendments to stock incentive plans, broker non-votes will not affect the outcome of the vote on this proposal.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS
VOTE FOR APPROVAL OF THE AMENDED 1999 PLAN.

ITEM 3	RATIFICATION OF THE APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Our Audit Committee has appointed and recommends the ratification of the appointment of Grant Thornton LLP as our independent registered public accounting firm to conduct the audit of our financial statements for the year ending December 31, 2008 and to render other services as required and approved by the Audit Committee. Grant Thornton LLP has acted as our independent registered public accounting firm since August 27, 2004. Representatives of Grant Thornton LLP will attend our Annual Meeting of Stockholders, will be available to respond to questions by stockholders and will have an opportunity to make a statement if they desire to do so.

If the stockholders fail to ratify the appointment of Grant Thornton LLP, the Audit Committee will consider whether or not to retain that firm since shareholder ratification of the appointment is not required and the Audit Committee has the responsibility for appointment of our independent registered public accounting firm. Even if the stockholders ratify the appointment, the Audit Committee, in its discretion, may direct the appointment of a different independent firm at any time during the year if it determines that such a change would be in the best interests of the Company and our stockholders.

Properly executed but unmarked proxies will be voted FOR approval of the ratification of the appointment of Grant Thornton LLP as our independent registered public accounting firm. The Board of Directors believes that ratifying the appointment of Grant Thornton LLP is in the best interest of the Company. The approval of the ratification of Grant Thornton LLP will require the affirmative vote of holders of a majority of votes cast on this matter in person or by proxy. Accordingly, abstentions applicable to shares present at the meeting will not be included in the tabulation of votes cast on this matter.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS
VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF
GRANT THORNTON LLP AS OUR INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM

INDEPENDENT PUBLIC ACCOUNTANTS

Grant Thornton LLP has acted as our independent registered public accounting firm since August 27, 2004.

Audit and Non-Audit Fees

The following table sets forth the fees billed for services performed by Grant Thornton LLP for fiscal year 2007 and 2006:

	2007	2006

Audit Fees	$446,000	$459,000
Audit-Related Fees	$—	$—
Tax Fees	$—	$—
All Other Fees	$—	$—

Total	$446,000	$459,000

Audit fees include fees for professional services rendered in connection with the audit of our financial statements and internal controls over financial reporting for the fiscal year as well as reviews of our financial statements included in our quarterly reports on Form 10-Q.

The Audit Committee is authorized to delegate to one or more of its members the authority to pre-approve any defined audit and permitted non-audit services provided by the independent auditors, and related fees and other terms of engagement on these matters, provided that each pre-approval decision is presented to the full Audit Committee at its next scheduled meeting. In 2007 and 2006, 100% of the audit-related services were pre-approved pursuant to these pre-approval procedures. Grant Thornton LLP has not provided any tax or other non-audit services to the Company.

Report of the Audit Committee

The following Audit Committee Report is provided in accordance with the rules and regulations of the SEC. Pursuant to such rules and regulations, this report does not constitute “soliciting materials” and should not be deemed filed with or incorporated by reference into any other Company filings with the SEC under the Securities Act of 1933 or the Securities Exchange Act of 1934 or subject to the liabilities of Section 18 of the Exchange Act, except to the extent the Company specifically incorporates such information by reference.

The Board of Directors has appointed an Audit Committee consisting of Messrs. Johnston (Chairman), Pullins and Trier, and Dr. Harris, all of whom are financially literate and independent (as that term is defined by applicable NASDAQ Listing Standards and SEC Rule 10A-3(b)). The Board of Directors has determined Mr. Trier and Mr. Pullins to be the “audit committee financial experts” under the rules of the SEC.

Under the Sarbanes-Oxley Act, the Audit Committee is directly responsible for the selection, appointment, retention, compensation and oversight of the Company’s independent accountants, including the pre-approval of both audit and non-audit services (including fees and other terms), and the resolution of disagreements between management and the auditors regarding financial reporting, accounting, internal controls, auditing or other matters.

In carrying out its responsibilities, the Audit Committee: (i) makes such inquiries and reviews as are necessary to monitor the Company’s financial reporting, its external audits and its processes for compliance with laws and regulations, (ii) monitors the adequacy and effectiveness of the accounting and financial controls of the Company and elicits recommendations for the improvement of internal control processes and systems, (iii) reviews the planning, scope and results of the annual audit of the Company’s financial statements conducted by the Company’s independent accountants, (iv) reviews the scope and approves in advance any other services to be provided by the Company’s independent accountants, and (v) provides to the Board of Directors the results of its reviews and any recommendations derived therefrom, including such additional information and materials as it may deem necessary to make the Board aware of significant financial matters that may require Board attention.

The Audit Committee has designated a “qualified compliance sub-committee” under applicable SEC rules. The Compliance Committee provides general oversight of our Company’s compliance with legal and regulatory requirements regarding healthcare operations. The Compliance Committee also monitors the Company’s telephone “hotline” by which it can directly receive, on an anonymous and confidential basis, complaints regarding any subject, including accounting, internal accounting controls, questionable accounting, auditing or other matters that the Company’s employees, and non-employees, may have. Members of the Compliance Committee are Messrs. Johnston (Chairman) and Pullins, and Dr. Harris.

The Audit Committee is authorized to engage independent counsel and other advisors it determines necessary to carry out its duties. The Audit Committee did not deem it necessary to engage independent counsel for any matters during 2007.

Management has the primary responsibility for the financial statements and the reporting process, including the systems of internal controls, and for the preparation of financial statements in accordance with accounting principles generally accepted in the United States of America. The Company’s independent auditors are responsible for auditing the financial statements and expressing an opinion on the conformity of those audited financials statements with accounting principles generally accepted in the United States of America. The Audit Committee monitors and reviews these processes, and reviews the Company’s periodic reports and quarterly earning releases before they are filed with the SEC, but is not responsible for the preparation of the Company’s financial statements and reports.

In fulfilling its oversight responsibilities, the Audit Committee reviewed and discussed the audited financial statements included in the Company’s Annual Report on Form 10-K with management, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements. The Audit Committee also met with the Company’s Chief Executive Officer and Chief Financial Officer to discuss their review of the Company’s disclosure controls and procedures and internal accounting and financial controls in connection with the filing of the Annual Report on Form 10-K and other periodic reports with the SEC. However, members of the Audit Committee are not employees of the Company and have relied, without independent verification, on management’s representation that the financial statements have been prepared with integrity and objectivity and in conformity with accounting principles generally accepted in the United States of America and on the representations of the independent auditors included in their report on the Company’s financial statements.

Prior to commencement of audit work, the Audit Committee reviewed and discussed with representatives of Grant Thornton LLP, the Company’s independent auditors for fiscal 2007, the overall scope and plans for their audit of the Company’s financial statements for fiscal 2007. The Audit Committee also reviewed and discussed with Grant Thornton LLP, who are responsible for expressing an opinion on the conformity of those audited financial statements with accounting principles generally accepted in the United States of America, their judgments as to the quality, not just the acceptability, of the Company’s financial statements, any changes in accounting policies, sensitive accounting estimates, accounting principles and such other matters as are required to be discussed with the Audit Committee under auditing standards generally accepted in the United States of America, including the matters required to be discussed by Auditing Standards No. 61, as amended, as adopted by the Public Company Accounting Oversight Board in Rule 3200T. The Audit Committee met with Grant Thornton LLP, with and without Company management present, to discuss whether any significant matters regarding internal controls over financial reporting had come to the auditors’ attention during the conduct of the audit, and the overall quality of the Company’s financial reporting.

The Audit Committee has received the written disclosures and the letter from Grant Thornton LLP required by the Independence Standards Board Standard No. 1, as adopted by the Public Company Accounting Oversight Board in Rule 3200T and the Audit Committee has discussed with Grant Thornton LLP their independence. The Audit Committee considered, among other things, whether the services Grant Thornton LLP provided to the Company were compatible with maintaining Grant Thornton LLP’s independence. The Audit Committee also considered the amount of fees Grant Thornton LLP received for audit and non-audit services.

Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2007 for filing with the SEC.

The Audit Committee is governed by a written charter, adopted by the Board of Directors of the Company, which is included on our website at www.usph.com.

Respectfully submitted,

The Audit Committee
Marlin W. Johnston, Chairman
Dr. Bernard A. Harris
Jerald L. Pullins
Clayton K. Trier

DEADLINE FOR SUBMISSION OF STOCKHOLDER PROPOSALS TO BE
PRESENTED AT THE 2009 ANNUAL MEETING OF STOCKHOLDERS

Any proposal intended to be presented by any stockholder for action at the 2009 annual meeting of Stockholders (“2009 Annual Meeting”) must be received by us on or before December 16, 2008 in order for the proposal to be considered for inclusion in the proxy statement and form of proxy relating to the 2009 Annual Meeting. If the date of next year’s 2009 Annual Meeting is changed by more than 30 days from May 20, 2009, the deadline will be a reasonable time before we print and mail our proxy materials. However, we are not required to include in our proxy statement and form of proxy for the 2009 Annual Meeting any stockholder proposal that does not meet all of the requirements for inclusion established by the SEC in effect at the time the proposal is received. In order for any stockholder proposal that is not included in such proxy statement and form of proxy to be brought before the 2009 Annual Meeting, such proposal must be received by the Corporate Secretary of U.S. Physical Therapy, Inc. at its principal executive offices at 1300 West Sam Houston Parkway South, Suite 300, Houston, Texas 77042 by March 3, 2009. If a timely proposal is received, the Board may exercise any discretionary authority granted by the proxies to be solicited on behalf of the Board in connection with the 2009 Annual Meeting of stockholders.

OTHER MATTERS

As of the date of this Proxy Statement, our Board of Directors does not know of any other matters to be presented for action by stockholders at the 2008 Annual Meeting. If, however, any other matters not now known are properly brought before the meeting, the persons named in the accompanying proxy will vote the proxy as directed by a majority of the Board of Directors.

By Order of the Board of Directors,

Janna King
Corporate Secretary

Houston, Texas
April 17, 2008

Appendix A

U.S. PHYSICAL THERAPY, INC.

1999 EMPLOYEE STOCK OPTION PLAN
(as amended and restated May 20, 2008)

Scope and Purpose of Plan

This U.S. Physical Therapy, Inc. 1999 Employee Stock Option Plan provides for the granting of Nonstatutory and Incentive Options, as well as Restricted Stock Awards (hereinafter defined) to certain employees of U.S. Physical Therapy, Inc., a Nevada corporation (the “Corporation”), or of its Affiliates (hereinafter defined) or of U.S. PT Management, Ltd., a Texas limited partnership (“USPTM”), and effective May 31, 2006, the Board of Directors of the Corporation approved the amendment and restatement of the U.S. Physical Therapy, Inc. 1999 Employee Stock Plan effective as of May 31, 2006 to add Incentive Options and to make certain other changes. Effective May 20, 2008, the Board of Directors approved the amendment and restatement of the Plan, subject to Stockholder approval, to increase the number of shares available for Awards and to make other changes as follows:

The purpose of the Plan is to provide an incentive for certain employees of the Corporation, its Affiliates, and USPTM, to remain in the service of the Corporation or its Affiliates or USPTM, to extend to them the opportunity to acquire a proprietary interest in the Corporation so that they will apply their best efforts for the benefit of the Corporation, and to aid the Corporation in attracting able persons to enter the service of the Corporation and its Affiliates or USPTM.

Section 1.  Definitions

1.1 “Affiliates” for Incentive Options shall mean (a) any corporation, other than the Corporation, in an unbroken chain of corporations ending with the Corporation if each of the corporations, other than the Corporation, owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain and (b) any corporation, other than the Corporation, in an unbroken chain of corporations beginning with the Corporation if each of the corporations, other than the last corporation in the unbroken chain, owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain. For purposes of Nonstatutory Options, Nonstatutory Options that are intended to be exempt from Code Section 409A will be granted to a service provider of an Affiliate only if it qualifies as “service recipient stock” under Code Section 409A.

1.2 “Agreement” shall mean the written agreement between the Corporation and a Holder evidencing the Award granted by the Corporation and the understanding of the parties with respect thereto.

1.3 “Award” shall mean collectively Options (Incentive Options and Nonstatutory Options) and Restricted Stock awarded under this Plan.

1.4 “Board of Directors” shall mean the board of directors of the Corporation.

1.5 “Change in Control” shall have the meaning provided in Section 6.5.

1.6 “Code” shall mean the Internal Revenue Code of 1986, as amended, and all applicable rulings, notices and regulations thereunder.

1.7 “Committee” shall mean the committee appointed pursuant to Section 3 hereof by the Board of Directors to administer this Plan.

1.8 “Effective Date” shall mean May 20, 2008.

1.9 “Eligible Individuals” shall mean all employees and non-employee directors of the Corporation or of any of its Affiliates or of USPTM; provided, however, that with respect to an Incentive Option, Eligible Individual shall mean only employees of the Corporation and its Affiliates.

1.10 “Fair Market Value” shall be determined by the Board of Directors or the Committee (if necessary for the purposes of Code Section 162(m)) in accordance with Code Section 409A and shall mean:

(a) If shares of Stock of the same class are listed or admitted to unlisted trading privileges on any national or regional securities exchange at the date of determining the Fair Market Value, the last reported sale price on such exchange on the last business day prior to the date in question; or

(b) If shares of Stock of the same class shall not be listed or admitted to unlisted trading privileges as provided in Subparagraph 1.7(a) and sales prices therefore in the over-the-counter market shall be reported by the National Association of Securities Dealers, Inc. Automated Quotations, Inc. (“NASDAQ”) National Market System at the date of determining the Fair Market Value, the last reported sale price so reported on the last business day prior to the date in question; or

(c) If shares of Stock of the same class shall not be listed or admitted to unlisted trading privileges as provided in Subparagraph 1.7(a) and sales prices therefore shall not be reported by the NASDAQ National Market System as provided in Subparagraph 1.7(b), and bid and asked prices therefore in the over-the-counter market shall be reported by NASDAQ (or, if not so reported, by the National Quotation Bureau Incorporated) at the date of determining the Fair Market Value, the average of the closing bid and asked prices on the last business day prior to the date in question; and

(d) If shares of Stock of the same class shall not be listed or admitted to unlisted trading privileges as provided in Subparagraph 1.7(a) and sales prices or bid and asked prices therefor shall not be reported by NASDAQ (or the National Quotation Bureau Incorporated) as provided in Subparagraph 1.7(b) or Subparagraph 1.7(c) at the date of determining the Fair Market Value, the value determined in good faith by the Board of Directors (or the Committee if necessary for the purposes of Code Section 162(m)) and in accordance with Code Section 409A.

1.11 “Holder” shall mean an Eligible Individual to whom an Award has been granted.

1.12 “Incentive Option” shall mean any option that satisfies the requirements of Section 422 of the Internal Revenue Code of 1986, as amended from time to time, and the rules and regulations thereunder.

1.13 “Nonstatutory Options” shall mean stock options that are not intended to satisfy the requirements of Section 422 of the Code.

1.14 “Options” shall mean collectively Incentive and Nonstatutory Options.

1.15 “Plan” shall mean the U.S. Physical Therapy, Inc. 1999 Employee Stock Option Plan (as amended and restated May 20, 2008) and as thereafter amended.

1.16 “Restricted Stock” shall mean any share of Stock, prior to the lapse of restrictions thereon, granted under this Plan.

1.17 “Securities Act” shall mean the Securities Act of 1933, as amended.

1.18 “Stock” shall mean the Corporation’s Common Stock, $0.01 par value per share.

Section 2.  Stock and Maximum Number of Shares Subject to the Plan.

2.1 Description of Stock and Maximum Shares Allocated.  Subject to the adjustment described in Section 6.5, the total number of authorized shares of Stock reserved under this Plan is 600,000 shares of which the entire amount shall be available for any one of the types of Awards available under this Plan including Nonstatutory Options, Incentive Options, and Restricted Stock. The Stock which may be issued upon the exercise of an Award may either be unissued or reacquired shares of Stock, as the Board of Directors may, in its sole and absolute discretion, from time to time determine.

Subject to adjustment as provided in Section 6.5, the maximum aggregate number of shares of Stock (including Options and Restricted Stock) that may be granted in any calendar year pursuant to any Award held by any Eligible Individual shall be 100,000 shares.

The maximum aggregate cash payout with respect to Awards granted in any calendar year which may be made to any Eligible Individual shall be $5 million.

With respect to any Option granted to an employee that is canceled or repriced, the number of shares subject to such Option shall continue to count against the maximum number of shares that may be the subject of Options granted to such Holder to the extent required by and in accordance with Section 162(m) of the Code. The foregoing limitations shall be construed and administered so as to comply with the performance-based exception under Code Section 162(m).

2.2 Restoration of Unpurchased Shares.  Except as set forth in Section 2.1 above, if an Award granted hereunder expires or terminates for any reason during the term of this Plan and prior to the exercise of the Option in full or lapse of restriction pertaining to Restricted Stock, the shares of Stock subject to but not issued under such Option or Restricted Stock shall again be available for Awards granted hereunder subsequent thereto.

Section 3.  Administration of the Plan.

3.1 Committee.  The Plan shall be administered by the Committee. The Committee shall consist of not less than two individuals appointed by the Board of Directors of the Corporation who (i) fulfill the “non-employee director” requirements of Rule 16b-3 under the Exchange Act and who is certified by the Board as an independent director and (ii) fulfill the “outside director” requirements of Section 162(m) of the Code. In either case, the Committee may be the compensation committee of the Board, or any subcommittee of the compensation committee, provided that the members of the Committee satisfy the requirements of the previous provisions of this paragraph.

3.2 Duration, Removal, Etc.  The members of the Committee shall serve at the pleasure of the Board of Directors, which shall have the power, at any time and from time to time, to remove members from the Committee or to add members thereto. Vacancies on the Committee, however caused, shall be filled by action of the Board of Directors.

3.3 Meetings and Actions of Committee.  The Committee shall elect one of its members as its Chairman and shall hold its meetings at such times and places as it may determine. All decisions and determinations of the Committee shall be made by the majority vote or decision of all of its members present at a meeting; provided, however, that any decision or determination reduced to writing and signed by all of the members of the Committee shall be as fully effective as if it had been made at a meeting duly called and held. The Committee may make any rules and regulations for the conduct of its business that are not inconsistent with the provisions hereof and with the bylaws of the Corporation as it may deem advisable.

3.4 Committee’s Powers.  Subject to the express provisions hereof, the Committee shall have the authority, in its sole and absolute discretion, (a) to adopt, amend, and rescind administrative and interpretive rules and regulations relating to the Plan; (b) to determine the terms and provisions of the respective Agreements (which need not be identical), including provisions defining or otherwise relating to (i) subject to Section 6 of the Plan, the term and the period or periods and extent of exercisability of the Options, (ii) the extent to which the transferability of shares of Stock issued upon exercise of Options is restricted, (iii) the effect of termination of employment upon the exercisability of the Options, and (iv) the effect of approved leaves of absence; (c) to accelerate the time of exercisability of any Option that has been granted; (d) to construe the terms of any Agreement and the Plan; and (e) to make all other determinations and perform all other acts necessary or advisable for administering the Plan, including the delegation of such ministerial acts and responsibilities as the Committee deems appropriate. The Committee shall NOT have discretion to establish or reset the exercise price of any Award granted hereunder. The Committee may correct any defect or supply any omission or reconcile any inconsistency in the Plan or in any Agreement in the manner and to the extent it shall deem expedient to carry it into effect, and it shall be the sole and final judge of such expediency. The Committee shall have full discretion to make all determinations on the matters referred to in this Paragraph 3.4; such determinations shall be final, binding and conclusive.

Section 4.  Eligibility and Participation.

4.1 Eligible Individuals.  Awards may be granted hereunder only to persons who are Eligible Individuals at the time of the grant thereof.

4.2 No Right to Awards.  The adoption of the Plan shall not be deemed to give any person a right to be granted an Award.

Section 5.  Grant of Awards and Certain Terms of the Agreements.

Subject to the express provisions hereof, the Committee shall determine which Eligible Individuals shall be granted Awards hereunder from time to time. In making Awards, the Committee shall take into consideration the contribution the potential Holder has made or may make to the success of the Corporation or its Affiliates or of USPTM and such other considerations as the Board of Directors may from time to time specify. The Committee shall also determine the number of shares subject to each of such Awards, and shall authorize and cause the Corporation to grant Options in accordance with such determinations.

The date on which the Committee completes all action constituting an offer of an Award to an individual, including the specification of the number of shares of Stock to be subject to the Award, shall be the date on which the Award covered by an Agreement is granted, even though certain terms of the Agreement may not be at such time determined and even though the Agreement may not be executed until a later time. For purposes of the preceding sentence, an offer shall be deemed made if the Committee has completed all such action except communication of the grant of the Award to the potential Holder. In no event, however, shall a Holder gain any rights in addition to those specified by the Committee in its grant, regardless of the time that may pass between the grant of the Award and the actual execution of the Agreement by the Corporation and the Holder.

Each Award granted hereunder shall be evidenced by an Agreement, executed by the Corporation and the Eligible Individual to whom the Award is granted, incorporating such terms as the Committee shall deem necessary or desirable. More than one Award may be granted hereunder to the same Eligible Individual and be outstanding concurrently hereunder.

Each Agreement may contain or otherwise provide for conditions giving rise to the forfeiture of the Stock acquired pursuant to an Award granted hereunder or otherwise and such restrictions on the transferability of shares of the Stock acquired pursuant to an Award granted hereunder or otherwise as the Committee in its sole and absolute discretion shall deem proper or advisable. Such conditions giving rise to forfeiture may include, but need not be limited to, the requirement that the Holder render substantial services to the Corporation or its Affiliates or of USPTM for a specified period of time.

Section 6.  Terms and Conditions of Options/Awards.

All Options granted hereunder shall comply with, be deemed to include, and shall be subject to the following terms and conditions:

6.1 Number of Shares.  Each Agreement shall state the number of shares of Stock to which it relates.

6.2 Exercise Price.  Each Agreement shall state the exercise price per share of Stock. The exercise price per share of Stock subject to an Option shall not be less than the greater of (a) the par value per share of the Stock or (b) 100% of the Fair Market Value per share of the Stock on the date of the grant of the Option (110% of the fair market value per share of the Stock on the date of grant for Incentive Options granted to a 10% or greater shareholder). The exercise price per share of Stock subject to an Option shall be determined upon the granting of the Option, subject to the restrictions set forth above.

6.3 Medium and Time of Payment, Method of Exercise, and Withholding Taxes.  The exercise price of an Option shall be payable upon the exercise of the Option in a manner that is acceptable to the Committee in its sole discretion, which form may include cash, shares of Stock or a share or shares of Stock owned by the Holder and surrendered for actual or deemed multiple exchanges of shares of Stock, or any combination thereof. Exercise of an Option shall not be effective until the Corporation has received written notice of exercise, specifying the number of whole shares to be purchased and accompanied by payment in full of the aggregate exercise price of the number of shares purchased. The Corporation shall not in any case be required to sell, issue, or deliver a fractional share of Stock with respect to any Option.

The Committee may, in its discretion, require a Holder to pay to the Corporation at the time of exercise of an Option or portion thereof the amount that the Corporation deems necessary to satisfy its obligation to withhold

Federal, state or local income or other taxes incurred by reason of the exercise. Where the exercise of an Option does not give rise to an obligation to withhold Federal income or other taxes on the date of exercise, the Corporation may, in its discretion, require a Holder to place shares of Stock purchased under the Option in escrow for the benefit of the Corporation until such time as Federal income or other tax withholding is no longer required with respect to such shares or until such withholding is required on amounts included in the gross income of the Holder as a result of the exercise of an Option or the disposition of shares of Stock acquired pursuant thereto. At such later time, the Corporation, in its discretion, may require a Holder to pay to the Corporation the amount that the Corporation deems necessary to satisfy its obligation to withhold minimum Federal, state or local income or other taxes incurred by reason of the exercise of the Option or the disposition of shares of Stock. Upon receipt of such payment by the Corporation, such shares of Stock shall be released from escrow to the Holder.

6.4 Term, Time of Exercise, and Transferability of Stock and Options.  In addition to such other terms and conditions as may be included in a particular Agreement granting an Option, an Option shall be exercisable during a Holder’s lifetime only by the Holder or by the Holder’s guardian or legal representative in accordance with the next sentence. The Agreement for an Option shall specify the exercise period; provided, however that no Option will be exercisable for a period of more than 10 years after the date of grant. An Option shall not be transferable other than by will or the laws of descent and distribution, or with respect to a Nonstatutory Option only, pursuant to a qualified domestic relations order as defined in the Code or Title I of the Employee Retirement Income Security Act, or the rules thereunder. No Eligible Employee shall be eligible for the grant of any Incentive Option who owns or would own immediately before the grant of such Incentive Option, directly or indirectly, stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Corporation or any Affiliate. This restriction does not apply if, at the time an Incentive Option is granted, the Incentive Option exercise price is at least one hundred and ten percent (110%) of the Fair Market Value on the date of grant and the Incentive Option by its terms is not exercisable after the expiration of five (5) years from the date of grant. For the purpose of the immediately preceding sentence, the attribution rules of Section 424(d) of the Code shall apply for the purpose of determining an employee’s percentage ownership in the Corporation and its Affiliates. The foregoing sentence shall be construed consistent with the requirements of Section 422 of the Code. Notwithstanding any contrary provision in the Plan, to the extent that the aggregate Fair Market Value (determined as of the time the Incentive Option is granted) of the shares of Stock with respect to which Incentive Options are exercisable for the first time by any Holder during any single calendar year (under the Plan and any other stock option plans of the Corporation and its Affiliates) exceeds the sum of $100,000, such Incentive Option shall be treated as a Nonstatutory Option to the extent in excess of the $100,000 limit, and not an Incentive Option, but all other terms and provisions of such option shall remain unchanged. This paragraph shall be applied by taking Incentive Options into account in the order in which they were granted and shall be construed in accordance with Section 422(d) of the Code. In the absence of such regulations or other authority, or if such regulations or other authority require or permit a designation of the options which shall cease to constitute Incentive Options, then such Incentive Options, only to the extent of such excess, shall automatically be deemed to be Nonstatutory Options but all other terms and conditions of such Options, and the corresponding Agreement, shall remain unchanged.

The provisions of the remainder of this Paragraph 6.4 shall apply to the extent a Holder’s Agreement does not expressly provide otherwise.

If a Holder (a) voluntarily ceases to be an Eligible Individual or (b) ceases to be an Eligible Individual by reason that his status as such was terminated by the Corporation or one of its Affiliates or by USPTM (with or without cause), the Option shall terminate thirty days after such Holder ceases to be an Eligible Individual.

Notwithstanding the foregoing, if a Holder ceases to be an Eligible Individual by reason of (a) disability (as defined in Section 22(e)(3) of the Code) or (b) death, then the Holder shall have the right: (1) for twelve months after the date of disability or death to exercise a Nonstatutory Option to the extent such Nonstatutory Option is exercisable on the date of his disability/death, and (2) for 3 months after the date of disability or death to exercise an Incentive Option to the extent such Incentive Option is exercisable on the date of disability/death.

That portion of the Option which is not exercisable on the date the Holder ceases to be an Eligible Individual shall terminate and be forfeited to the Corporation on the date of such cessation.

The Committee shall have authority to prescribe in any Agreement that the Option evidenced thereby may be exercised in full or in part as to any number of shares subject thereto at any time or from time to time during the term of the Option, or in such installments at such times during said term as the Committee may prescribe. Except as provided above and unless otherwise provided in any Agreement, an Option may be exercised at any time or from time to time during the term of the Option. Such exercise may be as to any or all whole (but no fractional) shares which have become purchasable under the Option.

Within a reasonable time or such time as may be permitted by law after the Corporation receives written notice that the Holder has elected to exercise all or a portion of an Option, accompanied by payment in full of the aggregate Option exercise price of the number of shares of Stock purchased, the Corporation shall issue and deliver a certificate representing the shares (or transfer shares of Stock via DWAC into applicable brokerage account based on applicable instructions) acquired in consequence of the exercise and any other amounts payable in consequence of such exercise. The number of the shares of Stock transferable due to an exercise of an Option under this Plan shall not be increased due to the passage of time, except as may be provided in an Agreement. However, this number of such shares of Stock which are transferable may increase due to the occurrence of certain events which are fully described in Paragraph 6.5.

Nothing herein or in any Option granted hereunder shall require the Corporation to issue any shares upon exercise of any Option if such issuance would, in the opinion of counsel for the Corporation, constitute a violation of the Securities Act or any similar or superseding statute or statutes, or any other applicable statute or regulation, as then in effect. At the time of any exercise of an Option, the Corporation may, as a condition precedent to the exercise of such Option, require from the Holder of the Option (or in the event of his death, his legal representatives, heirs, legatees, or distributees) such written representations, if any, concerning his intentions with regard to the retention or disposition of the shares being acquired by exercise of such Option and such written covenants and agreements, if any, as to the manner of disposal of such shares as, in the opinion of counsel to the Corporation, may be necessary to ensure that any disposition by such Holder (or in the event of his death, his legal representatives, heirs, legatees, or distributees), will not involve a violation of the Securities Act or any similar or superseding statute or statutes, or any other applicable state or federal statute or regulation, as then in effect. Certificates for shares of Stock, when issued, may have the following or similar legend (in the event the shares of stock covered by Options granted under this Plan are not then registered under the Securities Act and under applicable state securities laws), or statements of other applicable restrictions, endorsed thereon, and, as described in the preceding sentence, may not be immediately transferable:

The shares of Stock evidenced by this certificate have been issued to the registered owner in reliance upon written representations that these shares have been purchased for investment. These shares have not been registered under the Securities Act of 1933, as amended, or any applicable state securities laws, in reliance upon an exception from registration. Without such registration, these shares may not be sold, transferred, assigned or otherwise disposed of unless, in the opinion of the Corporation and its legal counsel, such sale, transfer, assignment or disposition will not be in violation of the Securities Act of 1933, as amended, applicable rules and regulations of the Securities and Exchange Commission, and any applicable state securities laws.

6.5 Adjustments Upon Changes in Capitalization, Merger, Etc.  In the event of any change in the number of outstanding shares of Stock

(a) effected without receipt of consideration therefore by the Corporation, by reason of a stock dividend, or split, combination, exchange of shares or other recapitalization, merger, or otherwise, in which the Corporation is the surviving corporation, or

(b) by reason of a spin-off of a part of the Corporation into a separate entity, or assumptions and conversions of outstanding grants due to an acquisition by the Corporation of a separate entity, (1) the aggregate number and class of the reserved shares and the maximum number of shares subject to Awards that may be granted to any officer or other employee during any calendar year, (2) the number and class of shares subject to each outstanding Option and (3) the exercise price of each outstanding Option shall be automatically adjusted to accurately and equitably reflect the effect thereon of such change (provided, however, that any fractional share resulting from such adjustment may be eliminated) so that the total number of outstanding shares subject to an Award shall be equivalent to the amount specified in Paragraph 2.1 of the Plan.

Notwithstanding the foregoing, any adjustment in connection with this Section 6.5 with respect to Options shall be made in accordance with Code Sections 424 and 409A, if applicable as determined by the Committee. In the event of a dispute concerning such adjustment, the Committee has full discretion to determine the resolution of the dispute. Such determination shall be final, binding and conclusive. The number of reserved shares or the number of shares subject to any outstanding Option shall be automatically reduced by any fraction included therein which results from any adjustment made pursuant to this Paragraph 6.5.

The following provisions of this Paragraph 6.5 shall apply unless a Holder’s Agreement provides otherwise. In the event of a Change in Control, as defined as follows:

(a) a dissolution or liquidation of the Corporation,

(b) a merger or consolidation (other than a merger effecting a reincorporation of the Corporation in another state or any other merger or a consolidation in which the stockholders of the surviving corporation and their proportionate interests therein immediately after the merger or consolidation are substantially identical to the stockholders of the Corporation and their proportionate interests therein immediately prior to the merger or consolidation) in which the Corporation is not the surviving corporation (or survives only as a subsidiary of another corporation in a transaction in which the stockholders of the parent of the Corporation and their proportionate interests therein immediately after the transaction are not substantially identical to the stockholders of the Corporation and their proportionate interests therein immediately prior to the transaction; provided, however, that the Board of Directors may at any time prior to such a merger or consolidation provide by resolution that the foregoing provisions of this parenthetical shall not apply if a majority of the board of directors of such parent immediately after the transaction consists of individuals who constituted a majority of the Board of Directors immediately prior to the transaction), or

(c) a transaction in which any person becomes the owner of 50% or more of the total combined voting power of all classes of stock of the Corporation (provided, however, that the Board of Directors may at any time prior to such transaction provide by resolution that this subparagraph (c) shall not apply if such acquiring person is a corporation and a majority of the board of directors of the acquiring corporation immediately after the transaction consists of individuals who constituted a majority of the Board of Directors immediately prior to the acquisition of such 50% or more total combined voting power)

the Plan and all Options outstanding hereunder shall terminate, except to the extent provision is made in writing in connection with such transaction for the continuation of the Plan and/or the assumption of the Options theretofore granted, or for the substitution for such Options of new options covering the stock of a successor corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kinds of shares and exercise prices, in which event the Plan and Options theretofore granted shall continue in the manner and under the terms so provided and in accordance with Code Sections 424 and 409A, if applicable as determined by the Committee. In the event of any such termination of the Plan, each individual holding an Option shall have the right (subject to the general limitations on exercise set forth in Paragraph 6.4 above), immediately prior to the occurrence of such termination and during such period occurring prior to such termination as the Board of Directors in its sole discretion shall determine and designate, to exercise such Option in whole or in part, whether or not such Option was otherwise exercisable at the time such termination occurs. The Board shall send written notice of an event that will result in such a termination to all individuals who hold Options not later than the time at which the Corporation gives notice thereof to its stockholders.

6.6 Rights as a Stockholder.  A Holder shall have no right as a stockholder with respect to any shares covered by his Option until a certificate representing such shares is issued to him. No adjustment shall be made for dividends (ordinary or extraordinary, whether in cash or other property) or distributions or other rights for which the record date is prior to the date such certificate is issued, except as provided in Paragraph 6.5 hereof.

6.7 Modification, Extension and Renewal of Options.  Subject to the terms and conditions of and within the limitations of the Plan, the Committee may modify, extend or renew outstanding Options granted under the Plan, or accept the surrender of Options outstanding hereunder (to the extent not theretofore exercised) and authorize the granting of new Options hereunder in substitution therefore (to the extent not theretofore exercised). Except in connection with a corporate transaction involving the company (including, without limitation, any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination, or exchange of shares), the terms of outstanding awards may not be amended to reduce the exercise price of outstanding Options or SARs or cancel outstanding Options or SARS in exchange for cash, other awards or Options or SARs with an exercise price that is less than the exercise price of the original Options or SARs without stockholder approval.

6.8 Furnish Information.  Each Holder shall furnish to the Corporation all information requested by the Corporation to enable it to comply with any reporting or other requirement imposed upon the Corporation by or under any applicable statute or regulation.

6.9 Obligation to Exercise; Termination of Employment.  The granting of an Option hereunder shall impose no obligation upon the Holder to exercise the same or any part thereof. In the event of a Holder’s termination of employment with the Corporation or an Affiliate or USPTM, the unexercised portion of an Option granted hereunder shall terminate in accordance with Paragraph 6.4 hereof.

6.10 Agreement Provisions.  The Agreements authorized under the Plan shall contain such provisions in addition to those required by the Plan (including, without limitation, restrictions or the removal of restrictions upon the exercise of the Option and the retention or transfer of shares thereby acquired) as the Committee shall deem advisable.

6.11 Restricted Stock.  Eligible Individuals shall, subject to the direction of the Committee, be eligible for grants of Restricted Stock. The Restricted Stock shall be subject to such restrictions on transfer by the Eligible Individual and repurchase by Corporation as the Committee, in its sole discretion, shall determine. Prior to the lapse of such restrictions the Holder shall not be permitted to transfer such shares. Corporation shall have the right to repurchase or recover any such shares for the amount of cash paid, if any, if (i) the Holder shall terminate Employment from Corporation prior to the lapse of such restrictions, or (ii) the Restricted Stock is forfeited by Holder pursuant to the terms of the Award. Notwithstanding the foregoing, unless the Award specifically provides otherwise, all Restricted Stock not otherwise vested shall vest upon (i) termination of a Holder without Cause, as defined in the Award Agreement; (ii) termination, resignation or removal of a Holder for any reason within one (1) year from the effective date of a Change in Control; or (iii) death or Disability as defined in the Award Agreement of the Holder. Any certificate representing Restricted Stock awarded under the Plan shall be registered in the name of the Eligible Individual and, during the Restricted Period, shall be left in deposit with the Corporation and a stock power endorsed in blank. The Holder of Restricted Stock shall have all the rights of a stockholder with respect to such shares including the right to vote and the right to receive dividends or other distributions paid or made with respect to such shares. Any certificate or certificates representing shares of Restricted Stock shall bear a legend similar to the following:

The transferability of this certificate and the shares of stock represented hereby are subject to the restrictions, terms and conditions (including forfeiture and restrictions against transfer) contained in the U.S. Physical Therapy, Inc. 1999 Incentive Plan and an Award Agreement entered into between the registered owner of such shares and U.S. Physical Therapy, Inc. A copy of the Plan and the Award Agreement are on file in the corporate offices of U.S. Physical Therapy, Inc.

In addition to any other restrictions the Committee at its discretion in an Agreement may require the Holder of a Restricted Stock Award to achieve performance goals before such Restricted Stock may be transferred and no longer subject to a substantial risk of forfeiture. The Committee may establish performance goals applicable to Restricted Stock based upon criteria in one or more of the following categories: (i) performance of the Corporation as a whole, (ii) performance of a segment of the Corporation’s business, and (iii) individual performance. Performance criteria for the Corporation shall relate to the achievement of predetermined financial objectives for the Corporation and its Affiliates on a consolidated basis. Performance criteria for a segment of the Corporation’s business shall relate to the achievement of financial and operating objectives of the segment for which the Holder is accountable. Examples of performance criteria shall include one or more of the following pre tax or after tax profit levels, including: earnings per share, earnings before interest and taxes, earnings before interest, taxes, depreciation and amortization, net operating profits after tax, and net income; total stockholder return; return on assets, equity, capital or investment; cash flow and cash flow return on investment; economic value added and economic profit; growth in earnings per share; levels of operating expense, maintenance expenses or measures of customer satisfaction and customer service as determined from time to time including the relative improvement therein or stock price performance. Individual performance criteria shall relate to a Holder’s overall performance, taking into account, among other measures of performance, the attainment of individual goals and objectives. The performance criteria may differ among Holders. The performance criteria need not be based on an increase or positive result and may include for example, maintaining the status quo or limiting economic loss.

At the beginning of each performance period, the Committee shall (i) establish for such performance period specific financial or non-financial performance objectives that the Committee believes are relevant to the Corporation’s business objectives; (ii) determine the value of a Restricted Stock Award relative to performance objectives; and (iii) notify each Holder in writing of the established performance objectives and, if applicable, the minimum, target, and maximum value of Restricted Stock Award for such performance period.

If an Award is intended to meet the performance based exception, the performance criteria shall preclude discretion to increase the amount of compensation payable upon attainment of the goal or other modification of the criteria except as permitted under Code Section 162(m), and no restrictions can be waived except and to the extent permitted under Code Section 162(m) in the event of the Holder’s death, disability, retirement, or the Holder’s termination without Cause (as defined in the Award Agreement) or a Change in Control as defined in Section 6.5.

The basis for payment of Restricted Stock Award for a given performance period shall be the achievement of those performance objectives determined by the Committee at the beginning of the performance period as specified in the Holder’s Agreement. If minimum performance is not achieved for a performance period, no payment shall be made and all contingent rights shall cease.

Section 7.  Duration of Plan.

The Plan shall be effective as of the Effective Date subject to shareholder approval of the Plan within 12 months from the Effective Date. If stockholders do not approve the Plan within 12 months of the Effective Date any grants of Awards prior to the Effective Date under this amended and restated Plan shall be null and void and this amendment and restatement of the Plan shall be ineffective. The Plan shall have no termination date; provided, however, that no Options may be granted after the date which is 10 years after May 31, 2006. With respect to shares of Stock not currently covered by an outstanding Award, this Plan may be terminated at any time by the Board of Directors.

Section 8.  Amendment of Plan.

The Board of Directors may at any time terminate or from time to time amend or suspend the Plan. Any Plan amendment shall be subject to shareholder approval if shareholder approval is required by applicable law or the rules of the exchange on which the Corporation’s stock is traded. No Award may be granted during any suspension of the Plan or after the Plan has been terminated and no amendment, suspension or termination shall, without a Holder’s consent, alter or impair any of the rights or obligations under any Award theretofore granted to such Holder under the Plan.

Section 9.  General.

9.1 Application of Funds.  The proceeds received by the Corporation from the sale of shares pursuant to Awards shall be used for general corporate purposes.

9.2 Right of the Corporation and Affiliates to Terminate.  Nothing contained in the Plan, or in any Agreement, shall confer upon any Holder the right to continue in the employ of the Corporation or any Affiliate, or interfere in any way with the rights of the Corporation or any Affiliate to terminate his employment any time.

9.3 Authority of Committee.  In addition to its authority expressed herein, the Committee shall have full and absolute discretion to make determinations under the Plan and any Agreement and to interpret the provisions of the Plan and any Agreement.

9.4 No Liability for Good Faith Determinations.  Neither the members of the Board of Directors nor any member of the Committee shall be liable for any act, omission, or determination taken or made in good faith with respect to the Plan or any Award granted under it, and members of the Board of Directors and the Committee shall be entitled to indemnification and reimbursement by the Corporation in respect of any claim, loss, damage, or expense (including attorneys’ fees, the costs of settling any suit, provided such settlement is approved by independent legal counsel selected by the Corporation, and amounts paid in satisfaction of a judgment, except a judgment based on a finding of bad faith) arising therefrom to the full extent permitted by law and under any directors and officers liability or similar insurance coverage that may from time to time be in effect.

9.5 Information Confidential.  As partial consideration for the granting of each Award hereunder, the Agreement may, in the Committee’s sole and absolute discretion, provide that the Holder shall agree with the Corporation that he will keep confidential all information and knowledge that he has relating to the manner and amount of his participation in the Plan; provided, however, that such information may be disclosed as required by law and may be given in confidence to the Holder’s spouse, tax and financial advisors, or to a financial institution to the extent that such information is necessary to secure a loan. In the event any breach of this promise comes to the attention of the Committee, it shall take into consideration such breach, in determining whether to recommend the grant of any future Award to such Holder, as a factor militating against the advisability of granting any such future Award to such individual.

9.6 Other Benefits.  Participation in the Plan shall not preclude the Holder from eligibility in any other stock option plan of the Corporation or any Affiliate or any old age benefit, insurance, pension, profit sharing, retirement, bonus, or other extra compensation plans which the Corporation or any Affiliate has adopted, or may, at any time, adopt for the benefit of its employees.

9.7 Execution of Receipts and Releases.  Any payment of cash or any issuance or transfer of shares of Stock to the Holder, or to his legal representative, heir, legatee, or distributee, in accordance with the provisions hereof, shall, to the extent thereof, be in full satisfaction of all claims of such persons hereunder. The Committee may require any Holder, legal representative, heir, legatee, or distributee, as a condition precedent to such payment, to execute a release and receipt therefor in such form as it shall determine.

9.8 No Guarantee of Interests.  Neither the Committee nor the Corporation guarantees the Stock of the Corporation from loss or depreciation.

9.9 Payment of Expenses.  All expenses incident to the administration, termination, or protection of the Plan, including, but not limited to, legal and accounting fees, shall be paid by the Corporation or its Affiliates; provided, however, the Corporation or an Affiliate may recover any and all damages, fees, expenses, and/or costs arising out of any actions taken by the Corporation to enforce its rights hereunder.

9.10 Corporation Records.  Records of the Corporation or its Affiliates regarding the Holder’s period of employment, termination of employment and the reason therefore, leaves of absence, re-employment, and other matters shall be conclusive for all purposes hereunder, unless determined by the Committee to be incorrect.

9.11 Information.  The Corporation and its Affiliates shall, upon request or as may be specifically required hereunder, furnish or cause to be furnished, all of the information or documentation which is necessary or required by the Committee to perform its duties and functions under the Plan.

9.12 No Liability of Corporation.  The Corporation assumes no obligation or responsibility to the Holder or his legal representatives, heirs, legatees, or distributees for any act of, or failure to act on the part of, the Committee.

9.13 Corporation Act.  Any action required of the Corporation shall be by resolution of its Board of Directors, by a person authorized to act by resolution of the Board of Directors, or by a person authorized to act by the bylaws of the Corporation.

9.14 Severability.  If any provision of this Plan is held to be illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining provisions hereof, but such provision shall be fully severable and the Plan shall be construed and enforced as if the illegal or invalid provision had never been included herein.

9.15 Notices.  Whenever any notice is required or permitted hereunder, such notice must be in writing and personally delivered or sent by mail or by a nationally recognized courier service. Any notice required or permitted to be delivered hereunder shall be deemed to be delivered on the date on which it is personally delivered, or, if mailed, whether actually received or not, on the third business day after it is deposited in the United States mail, certified or registered, postage prepaid, addressed to the person who is to receive it at the address which such person has previously specified by written notice delivered in accordance herewith or, if by courier, 24 hours after it is sent, addressed as described in this Section, or, if by facsimile machine, the time mechanically recorded on the document by the facsimile process. The Corporation or a Holder may change, at any time and from time to time, by written notice to the other, the address which it or he had previously specified for receiving notices. Until changed in accordance herewith, the Corporation and each Holder shall specify as its and his address for receiving notices the address set forth in the Agreement pertaining to the shares to which such notice relates.

9.16 Waiver of Notice.  Any person entitled to notice hereunder may waive such notice.

9.17 Successors.  The Plan shall be binding upon the Holder, his legal representatives, heirs, legatees, and distributees, upon the Corporation, its successors, and assigns, and upon the Committee and its successors.

9.18 Headings.  The titles and headings of Sections and Paragraphs are included for convenience of reference only and are not to be considered in construction of the provisions hereof.

9.19 Governing Law.  All questions arising with respect to the provisions of the Plan shall be determined by application of the laws of the State of Nevada except to the extent Nevada law is preempted by federal law. Questions arising with respect to the provisions of an Agreement that are matters of contract law shall be governed by the laws of the state specified in the Agreement, except to the extent preempted by federal law and except to the extent that Nevada corporate law conflicts with the contract law of such state, in which event Nevada corporate law shall govern. The obligation of the Corporation to sell and deliver Stock hereunder is subject to applicable laws and to the approval of any governmental authority required in connection with the authorization, issuance, sale, or delivery of such Stock.

9.20 Word Usage.  Words used in the masculine shall apply to the feminine where applicable, and wherever the context of this Plan dictates, the plural shall be read as the singular and the singular as the plural.

9.21 Taxes.  All Awards hereunder are subject to all federal, state and local income taxes and the Corporation shall have the power and the right to deduct or withhold or require a Holder to remit to the Corporation, an amount sufficient to satisfy federal, state, and local taxes, domestic or foreign, required by law or regulation to be withheld with respect to any taxable event arising as a result of the Plan or an Award hereunder.

9.22 Share Withholding.  With respect to tax withholding required upon the exercise of Options granted after the Effective Date or upon the lapse of restrictions on Restricted Stock, or upon any other taxable event arising as a result of any Awards, Holders may elect, subject to the approval of the Committee in its discretion, to satisfy the withholding requirement, in whole or in part, by having the Corporation withhold shares having a Fair Market Value on the date the tax is to be determined equal to the minimum withholding taxes which could be imposed on the transaction as determined by the Committee. All such elections shall be made in writing, signed by the Holder, and shall be subject to any restrictions or limitations that the Committee, in its discretion, deems appropriate.

9.23 Code Section.  To the extent that any Award is deferred compensation subject to Code Section 409A, as determined by the Committee, the Award Agreement shall comply with the requirements of Code Section 409A in a manner as determined by the Committee in its sole discretion including, but not limited to, using the more restrictive definition of Change in Control as provided in Code Section 409A to the extent that it is more restrictive than as defined in the Plan, using the more restrictive definition of disability or disabled as provided in Code Section 409A and specifying a time and form of payment schedule. In addition if any Incentive Award constitutes deferred compensation under Section 409A of the Code (a “Section 409A Plan”), then the Incentive Award shall be subject to the following requirements, if and to the extent required to comply with Code Section 409A, and as determined by the Committee and specified in the Award Agreement:

(a) Payments under the Section 409A Plan may not be made earlier than (i) the Holder’s separation from service, (ii) the date the Holder becomes disabled, (iii) the Holder’s death, (iv) a specified time (or pursuant to a fixed schedule) specified in the Award Agreement at the date of the deferral of such compensation, (v) a change in the ownership or effective control of the corporation, or in the ownership of a substantial portion of the assets of the corporation, or (vi) the occurrence of an unforeseeable emergency;

(b) The time or schedule for any payment of the deferred compensation may not be accelerated, except to the extent provided in applicable Treasury Regulations or other applicable guidance issued by the Internal Revenue Service;

(c) Any elections with respect to the deferral of such compensation or the time and form of distribution of such deferred compensation shall comply with the requirements of Section 409A(a)(4) of the Code; and

(d) In the case of any Holder who is specified employee, a distribution on account of a separation from service may not be made before the date which is six months after the date of the Holder’s separation from service (or, if earlier, the date of the Holder’s death).

For purposes of the foregoing, the terms “separation from service” and “specified employee”, all shall be defined in the same manner as those terms are defined for purposes of Section 409A of the Code, and the limitations set forth herein shall be applied in such manner (and only to the extent) as shall be necessary to comply with any requirements of Section 409A of the Code that are applicable to the Award as determined by the Committee.

If an Incentive Award is subject to Code Section 409A, as determined by the Committee, the Committee may amend any Award to comply with Code Section 409A without a Holder’s consent even if such amendment would have an adverse affect on a Holder’s Award. With respect to an Award that is subject to Code Section 409A, the Board may amend the Plan as it deems necessary to comply with Section 409A and no Holder consent shall be required even if such an amendment would have an adverse effect on a Holder’s Award.

* * * * *

. FOLD AND DETACH HERE AND READ THE REVERSE SIDE . FOR all nominees listed (except WITHHOLD as marked to AUTHORITY the contrary to vote for all below) nominees listed. 1. ELECTION OF DIRECTORS Election of eleven directors to serve until the next annual meeting of stockholders. Nominees: Daniel C. Arnold, Christopher J. Reading, Lawrance W. McAfee, Mark J. Brookner, Bruce D. Broussard, Bernard A. Harris, Jr., Marlin W. Johnston, J. Livingston Kosberg, Jerald L. Pullins, Regg E. Swanson and Clayton K. Trier. WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEES (Print Name in Space Provided.) 2. Approval of the Amended and Restated 1999 Employee Stock Option Plan. Please mark your votes like this X FOR AGAINST ABSTAIN FOR AGAINST ABSTAIN 3. Ratification of the appointment of Grant Thornton LLP as our independent registered public accounting firm for 2008. 4. As determined by a majority of our Board of Directors, the proxies are authorized to vote upon other business as may properly come before the meeting or any adjournments. COMPANY ID: PROXY NUMBER: ACCOUNT NUMBER: Signature ___Signature ___Date___ Please date and sign exactly as name appears hereon and return in the enclosed envelope. Signature of Stockholder or Authorized Representative (Only one signature is required in the case of stock ownership in the name of two or more persons.)

. FOLD AND DETACH HERE AND READ THE REVERSE SIDE . PROXY PROXY U.S. PHYSICAL THERAPY, INC. PROXY FOR ANNUAL MEETING OF STOCKHOLDERS MAY 20, 2008 THE PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS I, the undersigned stockholder of U.S. Physical Therapy, Inc. (the “Company”), hereby appoint Christopher J. Reading and Lawrance W. McAfee, and each of them, with full power of substitution, as my true and lawful attorneys, agents and proxies to cast all votes with respect to the Company’s common stock, which I am entitled to cast at the 2008 Annual Meeting of Stockholders to be held on Tuesday, May 20, 2008, at 9:00 a.m. (CT), at the Company’s offices at 1300 West Sam Houston Parkway South, Suite 300, Houston, Texas 77042, and at any adjournments or postponements of such meetings, upon the following matters. This proxy will be voted as directed by you. PROPERLY EXECUTED BUT UNMARKED PROXIES WILL BE VOTED FOR THE ELECTION OF THE NOMINEES FOR DIRECTOR LISTED, FOR THE APPROVAL OF THE AMENDED AND RESTATED 1999 EMPLOYEE STOCK OPTION PLAN AND FOR THE RATIFICATION OF THE APPOINTMENT OF GRANT THORNTON LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2008 AND AS DIRECTED BY A MAJORITY OF THE BOARD OF DIRECTORS AS TO OTHER MATTERS. The undersigned stockholder hereby acknowledges receipt of the Notice of Annual Meeting and Proxy Statement and the 2007 Annual Report on Form 10-K, and hereby revokes any proxy or proxies heretofore given with respect to such shares of the Company’s common stock. This proxy may be revoked at any time before its exercise. (continued and to be signed and dated on reverse side)